UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BOB EVANS FARMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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To Our Valued Stockholders:

Three years ago, we introduced a corporate-wide strategic approach to our business known as our “BEST Brand Builders” strategy, which consists of five key elements: Win Together as a Team, Consistently Drive Sales Growth, Improve Margins with an Eye on Customer Satisfaction, Be the BEST at Operations Execution and Increase Returns on Invested Capital. We believe this strategy positions us to realize the national potential of our premium regional brands: Bob Evans Restaurants, Mimis Café, Bob Evans Food Products and Owens Foods.

After three years, I can say with certainty that our strategy is working. You can see the most recent evidence in our financial performance during fiscal 2009 — a year where we overcame a multitude of challenges to deliver solid results. Excluding non-operating items, our fiscal 2009 operating income exceeded our expectations, due primarily to a very strong fourth-quarter performance, especially at Bob Evans Restaurants.

The Bob Evans Restaurants division posted impressive results in fiscal 2009 due to lower cost of sales and well-controlled labor costs, despite slightly negative same-store sales. Sales at Mimis Cafe were disappointing in a difficult consumer environment, but we have a new management team in place that is making changes geared to generate improved future results. And while high sow costs affected the food products segment, our overall performance was solid, especially considering the challenges we faced.

In conclusion, we believe we were successful in creating additional stockholder value in fiscal 2009, and I am confident that our Brand Builders strategy has us well positioned to deliver improved results going forward.

Thank you for your support of Bob Evans Farms. I look forward to communicating with you as we strive to produce continued strong results in fiscal 2010.

Sincerely,

Steven A. Davis
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 14, 2009
10:00 a.m. Eastern Time
Bob Evans Farms, Inc. Technical and Training Center
3700 S. High Street
Columbus, Ohio 43207

Dear Stockholder:

We invite you to attend the 2009 Annual Meeting of Stockholders of Bob Evans Farms, Inc. The meeting will be held on Monday, September 14, 2009, at 10:00 a.m. Eastern Time at the Bob Evans Farms, Inc., Technical and Training Center, 3700 S. High Street, Columbus, Ohio 43207. A map is included on the back cover of the proxy statement. Doors will open at 9:00 a.m.

Business for the meeting includes:

(1) Electing the three director nominees named in our proxy statement;

(2)	Voting on a management proposal to amend our Amended and Restated Bylaws to provide for the annual election of all directors;

(3)	Voting on a management proposal to reduce the stockholder approval threshold required to amend Section 3.01 of our Amended and Restated Bylaws from 80 percent of our outstanding common shares to a simple majority;

(4)	Ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm; and

(5)	Transacting other business that may properly come before the meeting.

The proxy statement accompanying this notice describes each of these items in detail. We have not received notice of any other matters that may be properly presented at the meeting.

The Board of Directors has set July 16, 2009, as the record date for the meeting. This means that only stockholders of record at the close of business on that date are entitled to vote in person or by proxy at the meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to provide proxy materials to our stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on July 16, 2009. At the same time, we provided those stockholders with Internet access to our proxy materials and filed our proxy materials with the Securities and Exchange Commission. We believe furnishing proxy materials to our stockholders on the Internet allows us to provide our stockholders with the information they need, while decreasing our printing and delivery costs and reducing the environmental impact of our annual meeting. If you plan to attend the annual meeting in person, please read the back cover of the proxy statement for important information about admission requirements for the annual meeting.

Your vote is very important. Please vote as soon as possible, even if you plan to attend the annual meeting.

By Order of the Board of Directors,

Mary L. Garceau
Vice President, General Counsel and
  Corporate Secretary

Columbus, Ohio
August 4, 2009

i

3776 S. High St.
Columbus, Ohio 43207

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where will the annual meeting be held?

The annual meeting will be held on Monday, September 14, 2009, at 10:00 a.m. Eastern Time, at the Bob Evans Farms, Inc. Technical and Training Center, which is located at 3700 S. High Street, Columbus, Ohio 43207.

Why did I receive these proxy materials?

You have received these proxy materials because our Board of Directors (our “Board”) is soliciting a proxy to vote your shares at our 2009 Annual Meeting of Stockholders. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is intended to assist you in voting your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and annual report available to our stockholders electronically through the Internet. On August 4, 2009, we began mailing to our stockholders of record at the close of business on July 16, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access this proxy statement and our annual report online. If you received a Notice by mail, you will not receive printed copies of our proxy materials in the mail unless you request them. Instead, the Notice has instructions on how you can access and review all of the important information contained in the proxy statement and annual report through the Internet. The Notice also contains instructions on how you may submit your proxy through the Internet. If you received a Notice in the mail and would like to receive printed copies of our proxy materials, you should follow the instructions included in the Notice for requesting them.

Will the annual meeting be Webcast?

Yes, our annual meeting will be Webcast. You can access the Webcast beginning at 9:30 a.m. Eastern Time, on September 14, 2009, by visiting the “Investors” section of our Web site, www.bobevans.com. An archived copy of the Webcast also will be available on our Web site for one year following the annual meeting.

Who may vote at the annual meeting?

Our Board has set July 16, 2009, as the record date for the annual meeting. This means that only stockholders of record at the close of business on that date are entitled to vote at the annual meeting or any adjournment(s) of the annual meeting. At the close of business on July 16, 2009, there were [          ] shares of our common stock, par value $.01 per share, outstanding. Each share of common stock entitles the holder to one vote on each item to be voted upon at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name, you are considered the “stockholder of record” of those shares. We sent the Notice directly to all stockholders of record. Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and the Notice was forwarded to you by that organization. The organization holding your shares is the stockholder of record for purposes of voting the shares at the annual meeting. As the beneficial owner, you have the right to direct that organization how to vote the shares held in your account by following the voting instructions the organization provides to you.

How do I vote?

If you are a stockholder of record, you can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•	Internet — You can vote over the Internet at www.proxyvote.com;

•	Telephone — If you are located in the United States, you may vote by telephone by calling (800) 690-6903; or

•	Mail — If you received your proxy materials by mail, you can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

The deadline for voting through the Internet or by telephone is 11:59 p.m. Eastern Time, on September 13, 2009. If you vote through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

If you hold your shares in “street name,” you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the annual meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other stockholder of record, you must bring an account statement or a letter from the stockholder of record indicating that you were the beneficial owner of the shares on July 16, 2009.

What if my shares are held through the Bob Evans 401(k) plan?

If you participate in our 401(k) plan and have money invested in the Bob Evans common stock fund, you can instruct the trustee of the 401(k) plan how to vote those shares. If you do not instruct the trustee how to vote, then the shares you hold through the 401(k) plan will not be voted at the annual meeting.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the annual meeting, but do not complete the voting instructions, your shares will be voted:

•	FOR the election of each of the director nominees listed under “PROPOSAL 1: ELECTION OF DIRECTORS;”

•	FOR the amendments to our Amended and Restated Bylaws (“Bylaws”) to provide that all directors will be elected annually, as described under “PROPOSAL 2: APPROVAL OF AMENDMENTS TO BYLAWS TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS;”

•	FOR the management proposal to reduce the stockholder approval threshold required to amend Section 3.01 of our Bylaws from 80 percent of our outstanding common shares to a simple majority, as described under “PROPOSAL 3: APPROVAL OF AMENDMENT TO BYLAWS TO REDUCE STOCKHOLDER APPROVAL THRESHOLD REQUIRED TO AMEND SECTION 3.01 OF OUR BYLAWS;” and

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, as described under “PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Can other matters be decided at the annual meeting?

On the date this proxy statement was printed, we did not know of any matters to be raised at the annual meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the annual meeting, then the individuals appointed as proxies by our Board will have the discretion to vote on those matters for you.

May I revoke or change my vote?

Yes, you may revoke or change your vote in any of the following ways:

•	sending written notice to our Corporate Secretary at 3776 S. High St., Columbus, Ohio 43207, which must be received prior to the annual meeting;

•	submitting a later-dated proxy, which we must receive prior to the annual meeting;

•	casting a new vote through the Internet or by telephone before 11:59 p.m. Eastern Time, on September 13, 2009; or

•	attending the annual meeting and revoking your proxy in person if you are the stockholder of record of your shares.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the meeting, you must bring an account statement or letter from the stockholder of record indicating that you were the beneficial owner of the shares on July 16, 2009. Attending the annual meeting will not, by itself, revoke your proxy.

How can I get electronic access to the proxy materials?

If you received your annual meeting materials by mail, we strongly encourage you to conserve natural resources and help reduce our printing and processing costs by signing up to receive future proxy materials via e-mail or the Internet. The Notice will provide you with instructions how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who pays the cost of proxy solicitation?

We will pay the expenses of soliciting proxies, other than the Internet access and telephone usage charges you may incur if you access our proxy materials or vote through the Internet. Our employees, as well as employees of our transfer agent, American Stock Transfer and Trust Company, may solicit proxies by further mailings, by telephone, electronic mail, facsimile or by personal contact, without receiving any additional compensation. We will also pay the standard charges and expenses of brokers, banks and other stockholders of record for forwarding proxy materials to the beneficial owners of our stock.

What are the voting requirements to elect the directors and to approve the other proposals discussed in the proxy statement?

We must have a quorum at the annual meeting in order to vote on the proposals. Under our Bylaws, a quorum is the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a stockholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner, the holder of record of your stock has discretionary authority to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you.

At the request of our stockholders, we amended our Bylaws to implement majority voting for uncontested director elections. Under this procedure, a majority of the votes cast at the annual meeting with respect to that director’s election must be voted “for” the election of the nominee. Abstentions and broker non-votes will not be counted as votes “for” or “against” the election of the director. For more information on majority voting, see “PROPOSAL NO. 1: ELECTION OF DIRECTORS.”

Under our Bylaws, at least 80% of the outstanding shares of our common stock must be voted “for” the management proposals to amend our Bylaws. Abstentions and broker non-votes will have the same effect as votes “against” these proposals.

Under our Bylaws, the number of votes cast “for” must exceed the number of votes cast “against” the ratification of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes “for” or “against” this proposal.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” This procedure reduces our printing costs and postage fees. Under this procedure, stockholders of record who share the same address and last name will receive only one copy of the Notice and/or one set of our proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to have separate proxies and have the right to vote separately. Also, householding will not affect dividend check mailings in any way.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice or proxy materials and you wish to receive only a single copy of these documents for your household, please contact our transfer agent, American Stock Transfer, at (866) 714-7298. If you currently participate in householding and wish to receive a separate copy of our Notice or proxy materials, we will send you a separate copy upon your written request to American Stock Transfer. You may also contact American Stock Transfer if you wish to receive separate copies of the Notice or proxy materials in the future.

Beneficial owners can request information about householding from their banks, brokers or other stockholders of record.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the stockholders known to us to be the beneficial owners of more than five percent of our outstanding common stock as of July 16, 2009.

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership(1)		Percent of Class(2)

Barclays Global Investors, NA.	2,761,722	(3)	[ . ]	%
Barclays Global Fund Advisors 400 Howard Street San Francisco, California 94105
Dimensional Fund Advisors LP	2,701,235	(4)	[ . ]	%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
Advisory Research, Inc.	2,183,430	(5)	[ . ]	%
180 North Stetson Street, Suite 5500 Chicago, Illinois 60601

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to the common stock reflected in the table.

(2)	The percent of class is based upon [ ] shares of common stock outstanding on July 16, 2009.

(3)	In its joint statement in an amended Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA. stated that it and the other reporting persons named therein collectively beneficially owned the number of common shares reported in the table as of December 31, 2008, had sole voting power over 2,369,037 of the shares, had sole investment power over all of the shares and had no shared voting power or shared investment power over the shares. Of the aggregate amounts reported, the following beneficial ownership was reported by the reporting persons named in the amended Schedule 13G: Barclays Global Investors, NA., a bank, has sole voting power over 1,413,388 shares and sole investment power over 1,611,696 shares. Barclays Global Fund Advisors, an investment adviser, has sole voting power over 911,264 shares and sole investment power over 1,084,693 shares. Barclays Global Investors, LTD, 1 Royal Mint Court, London, EC3N 4HH, has sole investment power over 20,948 shares. Barclays Global Investors Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, has sole voting and investment power over 29,083 shares. Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220, has sole voting and investment power over 15,302 shares. Additionally, the following entities may be deemed to beneficially own the reported shares: Barclays Global Investors Japan Trust and Banking Company Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan; Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1; Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220; Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany. All of the foregoing is based on information contained in the amended Schedule 13G filed by Barclays Global Investors, NA. with the SEC on February 5, 2009.

(4)	Dimensional Fund Advisors LP (“Dimensional”) furnishes investment advice to four registered investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the “funds.” In its role as investment advisor or manager, Dimensional may be deemed to beneficially own shares held by the funds and possesses sole voting power over 2,635,655 shares and sole investment power over 2,701,235 shares. All of the reported shares are owned by the funds and Dimensional disclaims beneficial ownership of these shares. All of the foregoing is based on information contained in an amended Schedule 13G filed with the SEC by Dimensional on February 9, 2009.

(5)	Based on information contained in a Schedule 13G filed with the SEC by Advisory Research, Inc. on February 13, 2009.

The following table summarizes, as of July 16, 2009, the amount of our common stock beneficially owned by each director, each individual named in the “Summary Compensation Table,” and by all of our current directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership(1)
			Common Shares Which Can
			Be Acquired Upon
Name of Beneficial	Common Shares		Exercise of Options
Owner or Group	Presently Held		Exercisable Within 60 Days		Total	Percent of Class(2)

Larry C. Corbin(3)	64,266	(4)	203,237		267,503		*
Steven A. Davis(3)(5)	186,312		50,023		236,335		*
Michael J. Gasser(3)	21,293		13,790		35,083		*
E. Gordon Gee(3)	0		0		0		*
Randall L. Hicks(5)	15,779	(6)	16,106	(7)	31,885		*
E.W. (Bill) Ingram III(3)	27,206		13,790		40,996		*
Cheryl L. Krueger(3)	21,823		554		22,377		*
G. Robert Lucas II(3)	19,658	(8)	9,633		29,291		*
Eileen A. Mallesch(3)	5,900		0		5,900		*
Timothy J. Pulido(5)	5,623		1,092		6,715		*
Donald J. Radkoski(5)	56,238	(9)	149,627		205,865		*
Bryan G. Stockton(3)	11,559		0		11,559		*
J. Michael Townsley(5)	15,106		16,323		31,429		*
Paul S. Williams(3)	9,300		0		9,300		*
Roger D. Williams(5)	30,524		150,420		180,944		*

All current executive officers and directors as a group (20 persons)	499,753	(10)	543,454		1,043,207	[ ]	%

*	Represents ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the shares of common stock reflected in the table. All fractional shares have been rounded to the nearest whole share.

(2)	The percent of class is based on [ ] shares of common stock outstanding on July 16, 2009, and includes the number of shares of common stock that the named person has the right to acquire beneficial ownership of upon the exercise of stock options exercisable within 60 days of July 16, 2009.

(3)	Member of our Board.

(4)	Includes 2,246 shares of common stock held by Mr. Corbin’s spouse, as to which she has sole voting and investment power.

(5)	Executive officer listed in the Summary Compensation Table. Roger D. Williams retired effective March 2, 2009.

(6)	Includes six shares of common stock held by Mr. Hicks as custodian for the benefit of his son. Mr. Hicks shares voting and investment power with his ex-wife for 2,657 of these shares of common stock.

(7)	Mr. Hicks shares investment power with his ex-wife regarding options for 3,545 of these shares of common stock.

(8)	Includes 3,950 shares held in a defined benefit pension plan rollover account over which Mr. Lucas, in his capacity as trustee of the account, has sole voting and investment power.

(9)	Includes 35 shares of common stock held by Mr. Radkoski as custodian for the benefit of his children.

(10)	See notes (4), (6), (7) and (8) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires that our directors and executive officers and any person or entity holding more than ten percent of our outstanding common stock report their initial ownership of our common stock, and any subsequent changes in their ownership, to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any late reports.

Other than a delinquent Form 4 filed by Mr. Lucas on December 11, 2008, with respect to his sale of 5,000 shares of our common stock on December 8, 2008, we believe, based on a review of (1) Section 16(a) ownership reports filed on behalf of these individuals for their transactions during fiscal 2009 and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed for them for fiscal 2009, that all SEC filing requirements were met.

PROPOSAL 1: ELECTION OF DIRECTORS

Size and Structure of the Board of Directors

Our Bylaws state that the number of directors will be determined by the Board, which has set the number at ten. Based on our Bylaws, the directors are divided into three classes with Class I and II each consisting of three directors and Class III consisting of four directors. Each class of directors serves for a three-year term when elected. However, if our stockholders approve Proposal 2 to provide for the annual election of all directors, all directors standing for election, beginning with this annual meeting of stockholders, will be elected to one-year terms.

The shares of common stock represented by all valid proxies will be voted as instructed or, if no instructions are given, will be voted for the election of the Board’s nominees. We believe that all of the nominees will be available and able to serve if elected to the Board. However, if a nominee becomes unavailable or unable to serve, the individuals selected by the Board as proxies will have discretion to vote for the remaining nominees, as well as any person nominated as a substitute by the Board.

Voting Standards for Director Elections

Our Bylaws and Corporate Governance Principles provide that, in uncontested elections (i.e., elections where the number of nominees is the same as the number of Board seats available), directors are elected by a majority of the votes cast. This means that more than 50 percent of the shares voted at the annual meeting must be cast in favor of the election of that director. Abstentions and broker non-votes do not count as votes cast.

Our Bylaws provide that before any incumbent director may be nominated for re-election by the Board, he or she must submit an irrevocable resignation, which would become effective if:

•	the director does not receive more than 50 percent of the votes cast at the annual meeting, and

•	the Board accepts the resignation in accordance with policies and procedures adopted by the Board for such purposes.

If an incumbent director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee and the Board will consider whether to accept the director’s resignation in light of the best interests of our company and our stockholders. When making this decision, the Nominating and Corporate Governance Committee and the Board may consider any factors they determine to be appropriate and relevant, including any stated reasons why stockholders voted against the incumbent director (and any alternatives for addressing those reasons) and whether the loss of the director would:

•	eliminate a financial expert from the Audit Committee;

•	cause the Board to have less than a majority of independent directors;

•	cause us to fail to satisfy NASDAQ listing requirements;

•	result in our default or breach under any loan covenants or other material contracts; or

•	trigger a significant payment by us under an employment contract or other contract.

The Board expects that an unsuccessful incumbent would voluntarily agree not to participate in any meetings of the Nominating and Corporate Governance Committee and the Board regarding his or her resignation. The Board must decide whether to accept or reject the director’s resignation within 90 days after receipt of the certified final stockholder vote for the election of directors. Within four business days following acceptance or rejection of the resignation, we would file a report with the SEC on Form 8-K discussing the Board’s decision and rationale.

Information Regarding Nominees for Election and Incumbent Directors

At the 2009 annual meeting, three Class II directors will be nominated for election. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Larry C. Corbin, Steven A. Davis and Paul S. Williams for re-election as Class II directors. If elected, these three individuals will each serve for a three-year term. However, if our stockholders approve Proposal 2 to provide for the annual election of all directors, the nominees will be instead elected to a one-year term expiring at our 2010 annual meeting.

The following table shows the nominees for election to the Board, the directors whose terms in office will continue after the annual meeting, and information about each nominee and continuing director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

NOMINEES — TERMS TO EXPIRE IN 2012 (CLASS II)

Name	Age	Director Since	Principal Occupation for Past Five Years

Larry C. Corbin	67	1981	Retired Interim Chief Executive Officer and President since 2006; Interim Chief Executive Officer and President from 2005 to 2006; Retired Executive Vice President of Restaurant Operations from 2004 to 2005; Executive Vice President of Restaurant Operations from 1995 to 2004, in each case of Bob Evans Farms, Inc.
Steven A. Davis	51	2006	Chairman of the Board of Bob Evans Farms, Inc. since September 2006; Chief Executive Officer of Bob Evans Farms, Inc. since May 2006; President, Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands), Louisville, Kentucky, from 2002 to 2006.
Paul S. Williams	49	2007	Managing Director, Major, Lindsey and Africa, a legal executive search firm, Chicago, Illinois, since May 2005; Chief Legal Officer and Executive Vice President, Cardinal Health, Inc., a healthcare services provider, Columbus, Ohio from April 2001 to May 2005.

CONTINUING DIRECTORS — TERMS TO EXPIRE IN 2010 (CLASS III)

Name	Age	Director Since	Principal Occupation for Past Five Years

Michael J. Gasser	58	1997	Chairman of the Board, Chief Executive Officer and President of Greif, Inc., a manufacturer of shipping containers and containerboard, Delaware, Ohio, since 1994.
Dr. E. Gordon Gee	65	July 2009	President of The Ohio State University since 2007; Chancellor of Vanderbilt University from 2000 to 2007.
E.W. (Bill) Ingram III	58	1998	President and Chief Executive Officer of White Castle System, Inc., a quick-service hamburger chain, Columbus, Ohio, since 1972.
Bryan G. Stockton	55	2006	President, International of Mattel, Inc., an international toy company, El Segundo, California, since November 2007; Executive Vice President, International of Mattel, Inc. from 2003 to November 2007.

CONTINUING DIRECTORS — TERMS TO EXPIRE IN 2011 (CLASS I)

Name	Age	Director Since	Principal Occupation for Past Five Years

Cheryl L. Krueger	57	1993	Chief Executive Officer of Krueger + Co., LLC, a strategic business consulting firm, New Albany, Ohio, since 2009; President and Chief Executive Officer of Cheryl & Co., Inc., a manufacturer and retailer of gourmet foods and gifts, Columbus, Ohio from 1986 to 2009.
G. Robert Lucas II	65	1986	Trustee of The Jeffrey Trusts, trusts for the descendants of Joseph A. Jeffrey, Columbus, Ohio, since 2002.
Eileen A. Mallesch	53	2008	Senior Vice President, Chief Financial Officer: Nationwide Property & Casualty Insurance, Nationwide Insurance, Columbus, Ohio, since April 2009; Senior Vice President, Chief Financial Officer: Nationwide Property & Casualty Operations, Nationwide Insurance, from November 2005 to April 2009; Senior Vice President, Chief Financial Officer, Genworth Life Insurance, Lynchburg, Virginia, from April 2003 to November 2005.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels and directs management in the long-term interests of our company and our stockholders. The primary responsibilities of the Board and its committees include:

•	Strategy: The Board actively works with management to develop annual and long-term strategies for our business. The Board evaluates, approves, and monitors the achievement of our business, strategic and financial objectives, plans and actions.

•	Leadership and Succession Planning: The Board and the Compensation Committee are responsible for the selection, evaluation and compensation of our directors and executive officers, including our Chairman and Chief Executive Officer. They also work with management in the development of succession plans for our directors and executive officers.

•	Operating Performance: The Board regularly monitors our operational execution and financial performance, and discusses improvements and changes when appropriate. The Board holds management accountable for the execution of our strategic plans. The Board also works with management in the assessment and mitigation of our major risk factors.

•	Governance: The Board oversees the establishment, implementation and maintenance of policies, practices and procedures to ensure that our business is conducted with the highest standards of ethical conduct and in conformity with applicable laws.

The Board has designated Mr. Gasser as its “Lead Independent Director” to coordinate the activities of the other independent directors and to perform other functions that will serve the best interests of our company and our stockholders. The Lead Independent Director’s specific responsibilities are to:

•	provide direction to the Chairman and Chief Executive Officer regarding an appropriate schedule for Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with our operations;

•	approve with the Chairman and Chief Executive Officer the agenda and schedules for each Board meeting with the understanding that agenda items requested on behalf of the independent directors will be included in the agenda;

•	advise the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary or appropriate for the independent directors to perform their duties effectively and responsibly, with the understanding that the independent directors will receive any information requested on their behalf by the Lead Independent Director;

•	call, coordinate, develop the agenda for and chair meetings of the independent directors;

•	act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues and, when necessary, ensure the full discussion of those issues at Board meetings;

•	assist the Nominating and Corporate Governance Committee, the Board and management in ensuring compliance with, and implementation of, our Corporate Governance Principles;

•	provide input to the Nominating and Corporate Governance Committee regarding the appointment of the chairs and members of Board committees;

•	serve as Chairman of the Board when the Chairman and Chief Executive Officer is not present;

•	lead the Board self-evaluation process, in conjunction with the Nominating and Corporate Governance Committee; and

•	serve as a liaison for consultation and communication with our stockholders when requested by our stockholders.

The independent directors meet in executive sessions, without management and the non-independent directors, at the conclusion of each Board meeting and at other times they deem necessary or appropriate. The Lead Independent Director presides at these sessions.

Director Independence

Our Board follows the rules of The NASDAQ Stock Market LLC (“NASDAQ”) in determining whether our directors are “independent.” The NASDAQ rules contain both bright-line, objective tests and a subjective test for determining who is an independent director. The objective tests provide specific situations where a director will not be considered independent. For example, a director is not independent if he or she is employed by us or is a partner in or executive officer of an entity to which we made, or from which we received, payments in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All of our non-employee directors qualify as independent under the objective tests. In evaluating independence under the subjective test, the Board reviewed and discussed all relevant facts and circumstances, including information provided by the directors and management regarding each non-employee director’s business and personal activities as they relate to us. The Board considered transactions between us and entities associated with the independent directors or members of their immediate family. These transactions were reviewed in the context of the NASDAQ objective tests, the special standards established by the SEC for members of audit committees, and the special standards established by the SEC and the Internal Revenue Service for compensation committee members. The Board reviewed the following transactions in its independence determinations:

•	Ms. Mallesch serves as Senior Vice President and Chief Financial Officer-PCIO of each of Nationwide Mutual Insurance Company (“NMIC”), Nationwide Mutual Fire Insurance Company, Nationwide Assurance Company and Nationwide Property and Casualty Insurance Company and Senior Vice President and Chief Financial Officer of Nationwide Insurance Company of Florida, all of which are property-casualty insurance companies. NMIC is the ultimate majority parent company of Nationwide Financial Services, Inc. (“NFS”), which is the holding company for Nationwide Life Insurance Company (“NLIC”) and other companies that comprise the domestic life insurance and retirement savings operations of the Nationwide group of companies (“Nationwide”).

During fiscal 2009, NMIC and two of the members of the Nationwide group held Series B 4.61% Senior Notes (the “Senior Notes”) issued by our subsidiary BEF Holding Co., Inc. (“BEF Holding”): (1) NLIC held $10,000,000 original principal amount of the Senior Notes; (2) Nationwide Life and Annuity Insurance Company (“NLAIC”), a wholly-owned subsidiary of NLIC, held $2,000,000 original principal amount of the Senior Notes; and (3) NMIC held $3,000,000 original principal amount of the Senior Notes. On December 31, 2008, BEF Holding was merged out of existence through its merger with and into Bob Evans Farms, Inc., an Ohio corporation (“BEF Ohio”). BEF Ohio is a wholly-owned subsidiary of the company. In connection with this merger, BEF Ohio entered into assumption agreements under which it assumed the obligations of BEF Holding under the Senior Notes. During fiscal 2009, BEF Holding and BEF Ohio made principal payments in the aggregate amount of $4,999,875 and interest payments in the aggregate amount of $576,252.88 under the Senior Notes to NLIC, NLAIC and NMIC. Additionally, as of April 24, 2009, NLIC, NLAIC and NMIC continued to hold $6,666,750, $1,333,350 and $2,000,025, respectively, of the Senior Notes.

NFS and its subsidiaries sell their products through a diverse distribution network. We had during fiscal 2009, and continue to have, relationships and transactions with Mullin TBG Insurance Agency Services, LLC (“Mullin TBG”), a joint venture between TBG Insurance Services Corporation d/b/a TBG Financial (“TBG Financial”) and an unaffiliated third party. TBG Financial was a majority-owned subsidiary of NFS until October 10, 2008, when NFS sold its interests in Mullin TBG and TBG

Financial to The Prudential Insurance Company of America. Ms. Mallesch does not serve as an executive officer or director or hold a similar position with NFS or any of its subsidiaries.

In January 2007, we entered into an arrangement with Mullin TBG whereby Mullin TBG is the plan recordkeeper for two of our nonqualified deferred compensation plans — the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Executive Deferral Plan and the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Supplemental Executive Retirement Plan. These two plans are informally funded by company-owned life insurance (“COLI”) policies using NLIC’s Private Placement Group Flexible Premium Variable Universal Life Insurance contracts (where policy values are held in a separate account of NLIC; the policy owner allocates premiums/policy values among various investment choices; and policy performance is based on market results). We transferred ownership of these policies to a rabbi trust of which Wachovia Bank is the current trustee. The assets held in the rabbi trust are included in our consolidated financial statements. Participants in these two nonqualified deferred compensation plans have the capability to allocate their deferrals and company contributions among 16 different investment crediting options. These funds are used to measure the gains or losses that will be attributed to participants’ accounts over time. Participants’ accounts remain part of our general liabilities. The initial COLI policies’ purchase of $16,764,000 of life insurance death benefits included aggregate first year policy premiums of $18,189,214.54 (proceeds from policy exchanges and surrenders) paid to NLIC during fiscal 2008. During fiscal 2009, policy premiums totaling $4,998,411 were paid to NLIC, $4,235,941 of which was paid to NLIC before NFS sold its interests in Mullin TBG and TBG Financial to The Prudential Corporation of America.

During fiscal 2008, due to the COLI policies’ maximized first year premium capacity, through Wachovia Bank, as the trustee of the rabbi trust, we purchased Nationwide institutional share class securities, which are similar to the funds available in the COLI policies, for an aggregate amount of $3,311,987.84. This amount represented the deferrals by participants in the two nonqualified deferred compensation plans for this period. Upon the COLI policies’ second policy anniversary, Wachovia Bank sold the Nationwide institutional share class securities on June 19, 2008, and proceeds in the amount of $3,288,770.09 were paid as premiums to NLIC.

The Nominating and Corporate Governance Committee and the Board determined that these relationships are not material and will not interfere with Ms. Mallesch’s independent judgment in carrying out her responsibilities as a director because: (1) the payments we made to NLIC, NLAIC and NMIC in respect of the Senior Notes arose and will arise solely from the investment by those entities in the Senior Notes, which the NASDAQ rules specify will not preclude a determination of independence; (2) Ms. Mallesch does not serve as an executive officer or director or hold a similar position with NLIC, Mullin TBG or NFG; (3) NFS sold its interests in Mullin TBG and TBG Financial to The Prudential Insurance Company of America effective as of October 10, 2008 and, as a result, Mullin TBG is no longer within the Nationwide group or an indirect subsidiary of NMIC, and (4) the aggregate amount of the payments made by us and BEF Holding during fiscal 2009 in respect of the relationships and transactions described above represented less than one percent of the consolidated gross revenues for the last fiscal year (which ended December 31, 2008) of NMIC, the corporation for which Ms. Mallesch serves as an executive officer and the ultimate majority parent of all of the entities in the Nationwide group.

•	Dr. Gee is the President of The Ohio State University. During fiscal 2009, The Ohio State University purchased approximately $4,000 worth of products from us.

Also during fiscal 2009, we and our directors respectively made approximately $159,000 and $22,000 in charitable contributions to The Ohio State University. In addition, Ms. Krueger has also pledged to donate $1 million to The Ohio State University’s James Cancer Hospital over the next six years. Mr. Davis has pledged to donate $75,000 to The Ohio State University over a five-year period beginning in 2010. Certain of our directors also serve as members of the boards of various affiliates of The Ohio State University. Ms. Krueger and Mr. Ingram serve on the OSU Foundation Board and the James Foundation Board, and Mr. Davis serves on the James Foundation Board. The James Foundation and the OSU Foundation are affiliated with The Ohio State University, but are not directly controlled by The Ohio State University. Ms. Krueger also chairs the capital raising campaign for the James Cancer Hospital.

We have also participated in a sponsorship agreement with The Ohio State University since July 1, 2007. We will pay a total of $526,000 to The Ohio State University under the sponsorship agreement over a four year period ($115,000 for each of fiscal 2008 and 2009 and $148,000 for each of fiscal 2010 and 2011) in exchange for displaying our name and logo on signage at certain of the University’s athletic facilities and on concession boards where we serve our products. We will also receive the exclusive right to sell our products in several of The Ohio State University’s athletic facilities and certain promotional rights to use The Ohio State University’s name and athletic trademarks. Under the sponsorship arrangement, our products are sold directly to Sodexo, Inc., the company hired by The Ohio State University to manage concessions at its athletic facilities. All products that we sell pursuant to the Sponsorship Agreement are sold directly to Sodexo, Inc. and all payments for such products are made directly to us by Sodexo, Inc.

We are also currently negotiating a Consulting/Training Contract relating to a training program for our board of directors that would be conducted by The Ohio State University’s Fisher College of Business for approximately $50,000.

The Nominating and Corporate Governance Committee and the Board determined that these relationships and transactions did not interfere with Dr. Gee’s independent judgment in carrying out his responsibilities as a director because: (1) the transactions between us and The Ohio State University occurred in the ordinary course of our business; (2) the aggregate cost of the transactions was less than one percent of the each party’s annual gross revenue; and (3) the transactions do not impact Dr. Gee’s compensation.

Based on this review, the Board determined that Michael J. Gasser, Dr. E. Gordon Gee, E.W. (Bill) Ingram III, Cheryl L. Krueger, G. Robert Lucas II, Eileen A. Mallesch, Bryan G. Stockton and Paul S. Williams all qualify as independent directors.

Board Committees and Charters

The Board appoints the members of its committees and delegates various responsibilities and authority to its committees. The Board currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board has determined that each member of these committees is an independent director. Each Board committee has a written charter approved by the Board. Copies of each charter are posted on our Web site, www.bobevans.com, in the “Investors” section under “Corporate Governance.” Each committee has the power to, as it deems necessary, engage outside experts, advisers and counsel to assist it in its work.

The following table identifies our current committee members and indicates the number of meetings held by each committee during fiscal 2009.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Michael J. Gasser	Chair		✓
Dr. E. Gordon Gee(1)
E.W. (Bill) Ingram III	✓
Cheryl L. Krueger			Chair
G. Robert Lucas II	✓	✓
Eileen A. Mallesch	✓
Bryan G. Stockton		✓
Paul S. Williams		Chair	✓
Number of meetings in fiscal 2009	6	8	6

(1)	Dr. Gee was not a member of the Board during fiscal 2009. He joined the Board effective July 1, 2009.

Audit Committee.  The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary responsibilities include:

•	overseeing our accounting and financial reporting processes, audits of our consolidated financial statements and our internal audit function;

•	directly appointing, compensating and overseeing our independent registered public accounting firm;

•	instituting procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	assisting the Board in the oversight of internal control over financial reporting.

The Audit Committee also reviews and pre-approves all audit services and permitted nonaudit services provided by our independent registered public accounting firm to us or any of our subsidiaries and ensures that we do not engage our independent registered public accounting firm to perform any services prohibited by any applicable law, rule or regulation.

The Board has determined that each member of the Audit Committee is independent, including under the special standards established by the SEC for members of audit committees. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheets, income statements and cash flow statements. The Board has also determined that Michael J. Gasser and Eileen A. Mallesch each qualify as an “audit committee financial expert” under SEC rules.

The Audit Committee’s responsibilities and activities are described in detail in the Audit Committee’s charter and under the “Audit Committee Report” contained in this proxy statement.

Compensation Committee.  The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers and to provide recommendations regarding management succession. The Compensation Committee’s primary responsibilities include:

•	reviewing with management and approving the general compensation policy for our executive officers and directors;

•	ensuring that our “pay for performance” compensation philosophy is executed with employees throughout our organization;

•	reviewing and approving the compensation of our executive officers in light of goals and objectives approved by the Compensation Committee;

•	administering our stock-based compensation plans and approving stock-based awards;

•	evaluating the need for, and terms of, change in control and employment/severance contracts with our executive officers;

•	reviewing and making recommendations to the Board with respect to incentive compensation plans and stock-based compensation plans in accordance with applicable laws, rules and regulations; and

•	reviewing and making recommendations to the Board and management regarding our organizational structure and succession plans for our executive officers.

The Board has determined that each member of the Compensation Committee is independent, and is also a “non-employee director” under SEC rules and an “outside director” under applicable tax laws and regulations.

For more information on the responsibilities and activities of the Compensation Committee, including its process for determining executive compensation and the role of our executive officers in that process, see the “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Executive Compensation” disclosures contained in this proxy statement, as well as the Compensation Committee’s charter.

The Compensation Committee has retained the services of Towers Perrin, a consulting firm, to assist the Compensation Committee with its responsibilities. Towers Perrin reports directly to the Compensation Committee. For more information regarding the role of the compensation consultant, see the “Compensation Discussion and Analysis” contained in this proxy statement.

Nominating and Corporate Governance Committee.  The purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board qualified individuals for nomination, election or appointment as directors. The Nominating and Corporate Governance Committee is also responsible for overseeing and advising the Board on corporate governance matters and practices, including:

•	developing, reviewing and assessing corporate governance guidelines and principles;

•	reviewing and assessing our compliance with SEC and NASDAQ rules and other applicable legal requirements pertaining to corporate governance;

•	reviewing procedures designed to identify and, when appropriate, approving related person transactions; and

•	recommending to the Board changes to committee structure and functions as the Nominating and Corporate Governance Committee deems advisable.

The Nominating and Corporate Governance Committee’s charter describes its responsibilities and activities in detail.

In carrying out its responsibilities to identify and evaluate director nominees, the Nominating and Corporate Governance Committee may consider any factors it deems appropriate when considering candidates for the Board, including, without limitation: judgment, skill, diversity, independence, accountability, strength of character, experience with businesses and organizations of comparable size, experience with a publicly traded company, professional accomplishments, experience and skill relative to other Board members, desirability of the candidate’s membership on the Board and any committees of the Board, demonstrated leadership ability, existing relationships with the Company and potential conflicts of interest and the ability to represent the Company’s stockholders. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. In considering candidates for the Board, the Committee will evaluate the entirety of each candidate’s credentials. However, there are no specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. Nevertheless, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

The Nominating and Corporate Governance Committee considers candidates recommended by our stockholders and evaluates them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee also has used, and may in the future use, third party search firms to identify potential director candidates. Dr. Gee was recommended to the Nominating and Corporate Governance Committee by Messrs. Davis and Lucas and by Ms. Krueger.

A stockholder who wants to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, address and qualifications to our Vice President, General Counsel and Corporate Secretary at Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.

Board Meetings and Attendance at Annual Meetings of Stockholders

The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The Board held seven meetings during fiscal 2009. Each director is expected to attend each meeting of the Board and the committees on which he or she serves. In fiscal 2009, every director attended at least 75 percent of the meetings of the Board and the committees on which he or she served held during his or her time of service.

According to our Corporate Governance Principles, each director is expected to attend each annual meeting of our stockholders. All of our then incumbent directors attended our last annual meeting of stockholders held on September 8, 2008.

Directors Serving on Boards of Other Public Companies

To ensure that directors have sufficient time to devote to Board matters, our Corporate Governance Principles provide that directors and nominees may not serve on the boards of more than three other public companies. The following directors are also directors of other public companies:

Steven A. Davis — CenturyTel, Inc. and Walgreen Co.
Michael J. Gasser — Greif, Inc.
Dr. E. Gordon Gee — Hasbro, Inc.
Paul S. Williams — State Auto Financial Corporation and Compass Minerals International, Inc.

Resignation/Retirement of Directors

When a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director must tender a letter of resignation to the Board and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider whether the director’s new occupation or retirement is consistent with the rationale for originally selecting that individual, the guidelines for Board membership (e.g., independence) and the current needs of the Board. The Nominating and Corporate Governance Committee will recommend action to be taken by the Board regarding the resignation based on the circumstances of retirement, if that is the case, or in the case of a new position, the responsibility, type of position and industry involved.

A director may not stand for re-election to the Board after his or her 70th birthday.

Stockholder Communications with the Board of Directors

The Board believes it is important for stockholders to have a process to communicate with the Board, committees of the Board and individual directors. Any stockholder may contact the Board or any member or committee of the Board by writing to them at:

Bob Evans Farms, Inc.
c/o Vice President, General Counsel and Corporate Secretary
3776 S. High St.
Columbus, Ohio 43207

E-mails may also be sent to the Audit Committee at audit.comm@bobevans.com.

Stockholders should note that:

•	All questions and concerns regarding accounting, internal accounting controls or auditing matters are promptly forwarded to the Audit Committee for review and investigation.

•	All other communications are initially reviewed by our Vice President, General Counsel and Corporate Secretary. The Lead Independent Director is promptly notified of any such communication that alleges misconduct on the part of top management or raises legal, ethical or compliance concerns about our policies or practices.

•	The Chairman of the Board receives copies of all other Board-related communications on a periodic basis.

Typically, communications unrelated to the duties and responsibilities of the Board are not forwarded to the directors, such as product complaints and inquiries, new product and location suggestions, résumés and other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, junk mail and mass mailings.

Code of Conduct

The Board has reviewed and adopted a Code of Conduct that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with law. The Code of Conduct embodies our expectations for ethical behavior, based on our BEST Brand Builders and built around our corporate values. The Code of Conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer and controller. A copy of the Code of Conduct is available on our Web site, www.bobevans.com, in the “Investors” section under “Corporate Governance.” Amendments to the Code of Conduct or waivers of the Code of Conduct granted to executive officers and directors will also be disclosed on our Web site within five days following the date of the amendment or waiver.

Director Compensation for Fiscal 2009

All non-employee directors receive a $3,000 monthly cash retainer and the Lead Independent Director receives an additional $20,000 annual retainer. Mr. Davis does not receive fees for his Board service.

Our director compensation program currently provides that each non-employee director will receive an annual award of our common stock with a grant date value of approximately $100,000 (calculated using the closing price of our common stock on the grant date). Directors who are eligible to retire from the Board (i.e., a director who reaches age 55 with at least 10 years of service or the sum of the director’s age and years of service equals at least 70 with at least 10 years of service) receive whole shares without holding requirements or restrictions on transfer while directors who are not eligible to retire receive restricted stock. The stock awards are made as soon as practicable following our annual meeting of stockholders.

Non-employee directors receive $2,000 for each Board meeting they attend and $1,750 for each committee meeting they attend. Each non-employee director who serves as the chair of a Board committee is also paid a monthly retainer of $625 per committee chairmanship.

Directors are also reimbursed for out-of-pocket expenses for travel to and from Board and committee meetings. Non-employee directors who undertake special projects and assignments at the request of the Chairman of the Board are compensated on a per diem rate of $1,000 plus expenses.

We maintain a life insurance policy with a death benefit of $50,000 on behalf of each non-employee director. We also offer group health insurance to our non-employee directors. Messrs. Corbin and Lucas and Ms. Krueger have elected to participate in our group health insurance plan on the same terms as our employees (i.e., we pay the employer portion of their health insurance premiums and the participating directors pay the employee portion of the health insurance premiums). Upon retirement, participants in our group health insurance plan must pay all health insurance premiums, including the employer portion that we pay prior to retirement. We have agreed to pay Mr. Lucas and Ms. Krueger a lump sum amount upon their retirement from the Board equal to a portion of the anticipated cost of the employer portion of their post-retirement health insurance premiums as determined by an actuary.

Due to his employment with us, Mr. Davis did not qualify as a non-employee director and did not receive compensation for his service as a director. The compensation received by Mr. Davis as an employee is shown in the Summary Compensation Table included in this proxy statement. The following table sets forth the compensation earned by our non-employee directors during fiscal 2009. Dr. Gee is not included in the table because he did not serve on the Board during fiscal 2009.

	Fees Earned or		All Other
Name	Paid in Cash(1)	Stock Awards(2)	Compensation		Total

Larry C. Corbin	$50,000	$100,005	$0		$150,005
Daniel A. Fronk(3)	36,625	0	125,179	(4)	161,804
Michael J. Gasser	109,000	100,005	0		209,005
E.W. (Bill) Ingram III	58,750	100,005	0		158,755
Cheryl L. Krueger	66,000	100,005	0		166,005
G. Robert Lucas II	74,500	100,005	4,000	(5)	178,505
Eileen A. Mallesch	32,250	100,005	0		132,255
Bryan G. Stockton	64,000	100,005	0		164,005
Paul S. Williams	79,354	100,005	0		179,359

(1)	Represents cash earned in fiscal 2009 for cash retainer fees and Board and committee meeting fees in accordance with the compensation program outlined in the narrative preceding this table.

(2)	Each non-employee director received an annual restricted stock retainer of 5,900 shares on November 14, 2008. The amounts reported reflect the fair market value of the stock on the day the shares were issued (calculated using the closing price of our common stock on the grant date). All shares were awarded under and in accordance with our 2006 Equity and Cash Incentive Plan.

(3)	Mr. Fronk retired from our board of directors effective as of September 8, 2008, the date of our 2008 annual meeting.

(4)	Represents the amount we paid Mr. Fronk for post-retirement health insurance premiums upon his retirement in September 2008.

(5)	Mr. Lucas serves on our 401(k) plan committee, and the amount in this column represents the fee paid to Mr. Lucas for attending 401(k) plan committee meetings during fiscal 2009.

COMPENSATION DISCUSSION AND ANALYSIS

What are the objectives of Bob Evans’ executive compensation program?

The overall goal of our executive compensation program is the same as our goal for operating the company — to maximize value for our stockholders over time by aligning the financial interests of our executive officers and our stockholders. We seek to achieve this goal by striving to provide “pay for performance.” We use the following objectives to guide our overall approach for determining pay for our officers and to monitor and manage compensation:

•	Focusing our executive officers on increasing value for our stockholders through the achievement of our strategic plan;

•	Competing effectively with other restaurant or food products companies and comparably sized businesses for executive talent; and

•	Recognizing and rewarding individual achievements while supporting our team-based culture.

What is the executive compensation program designed to reward?

Our executive compensation program is designed to reward performance, including total company, business unit and individual performance. More than half of each executive officer’s potential, total annual compensation is comprised of an annual cash performance bonus and stock-based incentive compensation, each of which we describe in more detail below. We base all annual cash performance bonuses and most stock-based incentive compensation solely upon the achievement of performance goals derived from key business metrics associated with our strategic plan and our BEST (Bob Evans Special Touch) Brand Builders:

•	Win Together as a Team;

•	Consistently Drive Sales Growth;

•	Improve Margins With an Eye on Customer Satisfaction;

•	Be the BEST at Operations Execution; and

•	Increase Returns on Invested Capital.

The performance goals and the related awards are designed to motivate our executive officers to accomplish financial and strategic business objectives and to perform at the highest level. Our executive compensation program is also designed to attract and retain key executives by paying salaries and benefits that are competitive in the restaurant industry.

Does Bob Evans compare the compensation of its executive officers to the compensation paid by other companies?

Yes. When we make compensation decisions, we compare the compensation of our executive officers to the compensation of similarly positioned executives at other companies to gain a general understanding of current market compensation practices for these positions. We generally target each element of our executive officers’ compensation to be within 15 percent of the market median (50th percentile) of the restaurant industry. We use market compensation information only as a reference point to review whether our compensation practices are consistent with the market so we can keep and attract executive talent. Consistency with market compensation is not the only factor we consider in setting compensation.

We believe that each executive officer’s compensation can be set at a level above or below the market median of the restaurant industry depending on several factors, such as the company’s performance, the individual’s performance, the individual’s current and potential future role with us, and whether the individual’s compensation is fair and equitable as compared to our other executive officers’ compensation. Based on market data, we believe that compensation within the restaurant industry tends to be somewhat lower than the broader general industry segment. As a result, when we need to hire a new executive or retain an executive whose position is not specifically tied to the restaurant industry, we may need to pay that executive more than the market median for that position within the restaurant industry and review the compensation for that position in the overall market.

We strongly believe that target compensation under our incentive plans should allow for above-median compensation for exceptional performance, as well as below-median compensation when performance falls below our expectations.

For fiscal 2009, Towers Perrin, our compensation consultant provided the Compensation Committee with a report that compared each element of our executive officers’ compensation (i.e., base salary, target cash bonus and target stock-based compensation) to that of their counterparts in the restaurant industry using information from the annual Hay Group 2007 Chain Restaurant Compensation Association Survey (the “2007 Chain Restaurant Survey”). This survey included compensation information from approximately 100 companies representing 185 restaurant concepts. The systemwide revenue reported by survey participants ranged from less than $3 million to over $25 billion, with a median of $355.1 million. Additionally, for executive officers whose positions are not specific to the restaurant industry, the report compared their compensation to a broader general industry segment using information from the 2007 Towers Perrin Executive Compensation Database. This information provided the Compensation Committee with a general understanding of current compensation practices for our executive officer positions that are not specific to the restaurant industry. The Towers Perrin Executive Compensation Database includes information from 803 companies across all industries, including information on more than 165 executive and senior management positions in 15 functional areas.

We compare the compensation of our food products officers to officers with similar positions at companies in the restaurant industry, not the food products industry. We do this because many food products companies are subsidiaries of large corporate conglomerates that have much higher market capitalizations than we do. We also do not believe that sufficient information is available about the compensation offered by food products companies to their executive officers to create a food products peer group or to draw meaningful compensation comparisons. However, based on information provided to us by our compensation consultant, we believe that the levels of executive officer compensation within the food products and restaurant industries are similar.

With respect to the named executives’ fiscal 2009 compensation, we compared each element of compensation for Messrs. Davis, Radkoski, Williams, Pulido, Townsley and Hicks to the elements of compensation for similar positions in the restaurant industry using information from the 2007 Chain Restaurant Survey. Because Mr. Radkoski’s position is not specific to the restaurant industry, we also compared each element of his compensation to a broader general industry segment using information from the Towers Perrin Executive Compensation Database.

The Compensation Committee also compares the compensation of our Chief Executive Officer and Chief Financial Officer to the compensation paid to officers holding these positions at a specific group of peer companies established by the Compensation Committee with the assistance of our compensation consultant. The Compensation Committee, with the assistance of our compensation consultant, reviews the companies included in the peer group annually to ensure that they are still relevant for comparative purposes. For fiscal 2009, our peer group consisted of the following 31 companies: BJ’s Restaurants, Inc.; Brinker International, Inc.; Buffalo Wild Wings, Inc.; California Pizza Kitchen, Inc.; Carrol’s Restaurant Group, Inc.; CBRL Group, Inc.; Cheesecake Factory, Inc.; CKE Restaurants, Inc.; Darden Restaurants, Inc.; Del Monte Foods, Co.; Denny’s Corp.; DineEquity, Inc.; Domino’s Pizza, Inc.; Famous Dave’s of America, Inc.; Frisch’s Restaurants, Inc.; Hain Celestial Group, Inc.; J.M. Smucker Co.; Lance, Inc.; Landry’s Restaurants, Inc.; McCormick & Company, Inc.; McDonald’s Corp.; O’Charley’s, Inc.; P.F. Chang’s China Bistro, Inc.; Panera Bread, Co.; Papa John’s International, Inc.; Red Robin Gourmet Burgers, Inc.; Ruby Tuesday, Inc.; Sanderson Farms, Inc.; Steak n Shake Co.; Triarc Companies, Inc. (now known as Wendy’s/Arby’s Group, Inc.); and YUM! Brands, Inc. We refer to this group of companies as our “Peer Group.”

The Peer Group consists primarily of restaurant companies. The Compensation Committee added six consumer products companies (i.e., Del Monte Foods, Co., Hain Celestial Group, Inc., J.M. Smucker, Co., Lance, Inc., McCormick & Company, Inc., and Sanderson Farms, Inc.) to the Peer Group for fiscal 2009 to provide some means of comparison for our retail food products business. We believe that the Peer Group, as a whole, adequately represents the general business sectors in which we operate. We selected each company within the Peer Group because of:

•	its relative leadership position in the restaurant or consumer products industry;

•	the market it serves (e.g., family dining, casual dining, etc.);

•	its revenue and market capitalization; and

•	the complexity of its business.

How is executive compensation determined?

Under its charter, our Compensation Committee has the sole authority to determine all elements of compensation of our executive officers, including the executive officers listed in the “Summary Compensation Table.” We refer to the executive officers listed in the Summary Compensation Table as our “named executives.” Additionally, the Compensation Committee is responsible for administering our 2006 Equity and Cash Incentive Plan (which we refer to as the “2006 Plan”), and has sole authority to grant stock-based awards to our executive officers under the 2006 Plan.

Our Chief Executive Officer, Chief Financial Officer, Senior Vice President - Human Resources, Vice President and General Counsel, and representatives of our compensation consultant regularly attend Compensation Committee meetings. They also work closely with the Compensation Committee Chair in establishing and prioritizing projects, and setting meeting agendas. Management also prepares reports and other materials for each Compensation Committee meeting.

In setting executive compensation, the Compensation Committee holds discussions with our Chief Executive Officer, Senior Vice President - Human Resources, and representatives of our compensation consultant. Management makes recommendations regarding annual performance goals and targets for the Compensation Committee’s consideration and approval. Our Chief Executive Officer, with the assistance of business unit leaders and our Human Resources Department, provides the Compensation Committee with a performance assessment of all executive officers (other than himself) and makes specific recommendations to the Compensation Committee regarding their compensation.

In view of the economic recession, the Compensation Committee has reviewed the design and operation of our incentive compensation programs with management. This review included the performance goals required to be achieved for threshold, target and maximum levels of cash and equity-based incentive payments, as well as the corresponding potential payouts. Based on this review, the Compensation Committee does not believe that our cash and equity-based compensation programs provide our executive officers with the incentive to engage in business activities that would threaten the value of the company or the investments of our stockholders and other constituents.

The Compensation Committee uses a formal performance planning and evaluation process for our Chief Executive Officer. At the start of each fiscal year, Mr. Davis creates objectives and development goals for himself and submits them to the Compensation Committee Chair and the Lead Independent Director. The Compensation Committee Chair and the Lead Independent Director, with input from the other independent directors, then prepare final objectives and development goals, which are submitted to the Compensation Committee for its approval.

Throughout fiscal 2009, the Compensation Committee Chair and the Lead Independent Director had informal discussions with Mr. Davis regarding his performance. At the end of the fiscal year, Mr. Davis provided a written self-assessment of his performance to the Board. Additionally, each independent director completed a written evaluation of Mr. Davis’ performance using an evaluation form adopted by the Compensation Committee. The evaluation form rated Mr. Davis’ performance based on: (1) our financial performance; (2) his strategic planning, vision and leadership; (3) relationship management; and (4) personal and professional development. The Compensation Committee Chair and the Lead Independent Director then prepared a formal evaluation of Mr. Davis’ performance using the self-assessment and the evaluation forms completed by the independent directors. This information was taken into consideration by the Compensation Committee in setting Mr. Davis’ compensation and performance goals for fiscal 2010.

How does the Compensation Committee keep track of how much Bob Evans’ executive officers are paid?

When making compensation decisions, the Compensation Committee reviews tally sheets prepared for each of our named executives by our compensation consultant. The purpose of these tally sheets is to bring together, in one place, all of the elements of compensation for our named executives. Each tally sheet contains the annual dollar value of each component of the named executive’s compensation, including base salary, annual cash performance bonus, stock-based compensation, perquisites and retirement benefits. This information is provided for the last two fiscal years so the Compensation Committee can compare the year-over-year differences in each component of compensation.

What are the elements of Bob Evans’ executive compensation program?

Our executive compensation program consists of the following elements:

•	Annual base salaries;

•	Annual cash performance bonuses;

•	Stock-based incentive compensation under our “performance incentive plan”;

•	Retirement benefits;

•	Severance benefits related to a change in control; and

•	Perquisites and other employee benefits.

We believe that each element of our executive compensation program is essential to meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements. However, the program’s focus on company, business unit and individual performance results in a strong emphasis on performance-based incentive compensation (i.e., “pay for performance”).

Why does Bob Evans pay base salaries, annual cash performance bonuses and stock-based incentive compensation and how is the amount of each of these elements determined?

Annual Base Salaries.  Base salaries are primarily used to attract and retain the executives we need to accomplish our business objectives. When determining the base salaries of our executive officers, the Compensation Committee considers the:

•	importance of the executive officer’s job function;

•	executive officer’s scope of responsibility;

•	executive officer’s experience and tenure;

•	performance of the company and the executive officer’s business unit;

•	executive officer’s individual performance and potential for future advancement; and

•	market median base salary for similarly positioned executives in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median base salary for the broader general industry segment is also considered).

The Compensation Committee has not assigned any specific weighting to these factors, and the relevance of each factor varies from individual to individual.

The following table shows for each of our named executives his fiscal 2009 base salary and the percentage change in his base salary from fiscal 2008.

	Fiscal 2009 Base	Increase Over
Named Executive(1)	Salary	Fiscal 2008

Steven A. Davis Chairman of the Board and Chief Executive Officer	$770,000	4.53%
Donald J. Radkoski Chief Financial Officer	$373,008	4.00%
Roger D. Williams Former President — Bob Evans Restaurants	$499,048	3.00%
J. Michael Townsley President — Food Products	$317,625	10.00%
Randall L. Hicks President and Chief Concept Officer — Bob Evans Restaurants	$289,659	4.00%
Timothy J. Pulido President and Chief Concept Officer — Mimi’s Café	$360,500	3.00%

(1)	Mr. Williams retired effective March 2, 2009. In connection with a realignment of our restaurant management structure, effective February 2, 2009, Mr. Hicks was promoted from Executive Vice President — Bob Evans Restaurant Operations to President and Chief Concept Officer — Bob Evans Restaurants, and Mr. Pulido’s position was changed from President — Mimi’s Café to President and Chief Concept Officer — Mimi’s Café. Mr. Hicks base salary was increased in connection with his promotion, as described below.

In setting the named executives’ base salaries for fiscal 2009, the Compensation Committee considered all of the factors described above, as well as the target level base salary increase for all of our corporate office employees in good standing, which was 3.5 percent. The Compensation Committee approved a 4.53 percent base salary increase for Mr. Davis because his performance and leadership skills were deemed to be outstanding. Mr. Williams received a 3 percent base salary increase because his performance largely met expectations. The salary increases for Messrs. Radkoski and Hicks exceeded the target base salary increase because the Compensation Committee determined that their performance surpassed expectations. Mr. Townsley’s 10 percent increase was attributable to the Compensation Committee’s assessment of his outstanding leadership and his promotion to President — Food Products. The Compensation Committee determined that the salary increase was warranted to bring Mr. Townsley’s base salary in line with the other executive officers in a president-level position. Mr. Pulido received a 3 percent salary increase. The Compensation Committee was pleased with his performance and determined that the size of the salary increase was appropriate given that he joined Bob Evans in late fiscal 2008.

In January 2009, we announced a series of organizational changes in our Restaurant Division, including Mr. Williams’ retirement effective March 2, 2009. We used his retirement as an opportunity to realign our management structure and divided the responsibilities of Mr. Williams’ position as President — Bob Evans Restaurants between two newly created positions: a President and Chief Restaurant Operations Officer responsible for both Bob Evans Restaurants and Mimi’s Café and a President and Chief Concept Officer — Bob Evans Restaurants. Additionally, Mr. Pulido’s position was changed from President — Mimi’s Café to President and Chief Concept Officer — Mimi’s Café. The President and Chief Concept Officer positions at both Bob Evans Restaurants and Mimi’s Café concentrate primarily on the overall growth and development of our restaurant concepts, with particular focus on increasing sales and new restaurant development. The President and Chief Restaurant Operations Officer concentrates on standardizing operations processes and procedures across both restaurant concepts, as well as identifying additional opportunities for purchasing synergies by consolidating the vendors and purchased items of the two restaurant concepts.

In connection with this realignment, Mr. Hicks was promoted from Executive Vice President — Bob Evans Restaurant Operations to President and Chief Concept Officer — Bob Evans Restaurants due to his outstanding performance and leadership potential in the new position. The Compensation Committee increased

Mr. Hicks’ annual base salary for the remainder of fiscal 2009 to $330,000, an increase of $40,341 over his previous base salary. The Compensation Committee determined that the base salary increase was appropriate given the increased scope of Mr. Hicks’ responsibilities, as well as compensation paid to executives in similar positions in the restaurant industry. Mr. Pulido’s base salary was not altered in connection with the change in his position because the scope of his responsibilities did not change significantly and his existing base salary was consistent with that paid to executives in similar positions in the restaurant industry.

The fiscal 2009 base salaries established by the Compensation Committee for Messrs. Davis, Radkoski, Williams, Townsley and Pulido fell within 15 percent of the market median for their comparable positions in the 2007 Chain Restaurant Survey. Messrs. Davis’ and Radkoski’s base salaries also fell within the 15 percent range of the market median for their positions in the Peer Group. Mr. Hicks’ base salary exceeded the market median for his comparable position in the 2007 Chain Restaurant Survey, but the Compensation Committee determined that Mr. Hicks’ base salary was appropriate based upon the importance and scope of his responsibilities, his experience and tenure, his outstanding performance and his potential for future advancement.

Annual Cash Performance Bonuses.  The annual cash performance bonus is an “at-risk” bonus designed to motivate our executive officers to achieve performance goals derived from our strategic plan. These performance goals consist of goals tied to objective company and business unit performance measures, as well as individual performance goals tied to strategic plan initiatives.

At the beginning of each fiscal year, the Compensation Committee establishes a set of performance goals and a target cash bonus for each executive officer. Each target cash bonus is set as a percentage of the executive officer’s base salary. The Compensation Committee sets cash bonus targets based on the recommendation of the Chief Executive Officer and each executive officer’s job function and performance. The Compensation Committee also considers the market median bonus opportunity for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median bonus opportunity for the broader general industry segment is also considered).

The amount of the cash bonus ultimately paid depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our named executives can receive anywhere from 0 to 200 percent of their target cash bonuses (i.e., a sliding scale is used with 0 percent payout for performance below the minimum, 100 percent payout for performance at target, and 200 percent payout for performance at or above the maximum).

For fiscal 2009, the Compensation Committee initially set cash bonus targets for our named executives at 45 percent to 100 percent of their annual base salaries. The fiscal 2009 cash bonus targets for Messrs. Radkoski (60 percent), Williams (65 percent), Townsley (55 percent), Hicks (45 percent) and Pulido (55 percent), were unchanged from fiscal 2008. Mr. Davis’ cash bonus target was increased from 75 percent to 100 percent of his base salary. The Compensation Committee determined that this increase was warranted to further incent Mr. Davis to lead the company’s financial performance and the execution of strategic plan imperatives. Additionally, the Compensation Committee considered data from the Peer Group which indicated that Mr. Davis’ previous target cash bonus opportunity of 75 percent was below the median for chief executive officers of Peer Group companies.

In January 2009, the Compensation Committee increased Mr. Hicks’ target cash bonus for the remainder of fiscal 2009 from 45 percent to 55 percent of his base salary. The Compensation Committee determined that this increase was consistent with Mr. Pulido’s target cash bonus for a similar position, and the additional responsibilities of Mr. Hicks’ new position.

The fiscal 2009 target cash bonuses established by the Compensation Committee for Messrs. Davis, Radkoski, Townsley and Pulido fell within 15 percent of the market median for their comparable positions in the 2007 Chain Restaurant Survey. Messrs. Davis’ and Radkoski’s fiscal 2009 target cash bonuses also fell within 15 percent of the market median for their positions in the Peer Group. Messrs. Williams’ and Hicks’

fiscal 2009 target cash bonuses exceeded the market median for their comparable positions in the 2007 Chain Restaurant Survey, largely due to their experience and tenure with the company.

The following table shows for each of our named executives: the value of his fiscal 2009 target cash bonus, the amount of the cash bonus actually paid (in June 2009), and the performance goals, weighting and goal attainment level:

			Performance Goals, Weighting and Goal Attainment Level
	Target Cash	Actual Cash
Named Executive	Bonus	Bonus Paid	Goal		Weighting	Target	Actual
Steven A. Davis Chairman of the Board and Chief Executive Officer	$770,000	$651,420	1.	Percentage Increase in Total Operating Income Over Prior Year(1)	30%	8.8%	0.3%

			2.	Percentage Increase in EPS Over Prior Year(1)	25%	10.7%	11.7%

			3.	Return on Average Stockholders’ Equity(1)	25%	10%	10.5%

			4.	Total Sales	20%	$1,808,897,000	$1,750,512,000

Donald J. Radkoski Chief Financial Officer	$223,805	$217,986	1.	Percentage Increase in Total Operating Income Over Prior Year(1)	30%	8.8%	0.3%

			2.	Percentage Increase in EPS Over Prior Year(1)	20%	10.7%	11.7%

			3.	Total Sales	15%	$1,808,897,000	$1,750,512,000

			4.	Total Procurement Savings	10%	$7,100,000	$12,809,000

			5.	Return on Average Stockholders’ Equity(1)	10%	10%	10.5%

			6.	Project BEST Way Savings Over Prior Year Total Spend	10%	2.0%	2.4%

			7.	Strategic Plan Initiatives(2)	5%	100	100

Roger D. Williams(3) Former President — Bob Evans Restaurants	$324,381	$281,671	1.	Bob Evans Restaurants Operating Income(1)	50%	(4)	(4)

			2.	Bob Evans Restaurants Same-Store Sales	20%	1.85%	0.09%

			3.	Bob Evans Restaurants Brand Loyalty Index	10%	75	75

			4.	Bob Evans Restaurants Margin Improvement (Cost of Sales and Labor)	5%	(4)	(4)

			5.	Bob Evans Restaurants Blended Turnover Rate (Hourly and Management)	5%	90.63%	81.26%

			6.	Strategic Plan Initiatives(5)	10%	100	00

			Performance Goals, Weighting and Goal Attainment Level
	Target Cash	Actual Cash
Named Executive	Bonus	Bonus Paid	Goal		Weighting	Target	Actual
J. Michael Townsley President — Food Products	$174,694	$93,985	1.	Food Products Division Total Operating Income(1)	50%	$33,022,000	$18,004,000

			2.	Percentage Increase in Net Pounds Sold Over Prior Year	10%	7.6%	5.3%

			3.	Total Plant Cost Per Hundredweight	10%	$44.55	$45.71

			4.	Food Products Division Procurement Savings	5%	$2,500,000	$3,348,000

			5.	Grow Fresh Sausage Market Share Volume	5%	19%	17.4%

			6.	Grow Fresh Sausage ACV	5%	50.2%	51%

			7.	New Food Product Authorizations	5%	125	820

			8.	Strategic Plan Initiatives(6)	10%	100	150

Randall L. Hicks(7) President and Chief Concept Officer — Bob Evans Restaurants	$141,872	$226,427	1.	Bob Evans Restaurants Operating Income(1)	50%	(4)	(4)

			2.	Bob Evans Restaurants Same-Store Sales	10%	1.8%	-0.34%

			3.	Bob Evans Restaurants Brand Loyalty Index	10%	75	75

			4.	Bob Evans Restaurants Margin Improvement (Cost of Sales and Labor)	10%	(4)	(4)

			5.	Bob Evans Restaurants Management Turnover	5%	32.5%	28.7%

			6.	Bob Evans Restaurants Hourly Turnover	5%	110%	91.5%

			7.	Bob Evans Restaurants Procurement Savings	5%	$3,600,000	$6,953,000

			8.	Strategic Plan Initiatives(8)	5%	100	100

			Performance Goals, Weighting and Goal Attainment Level
	Target Cash	Actual Cash
Named Executive	Bonus	Bonus Paid	Goal		Weighting	Target	Actual
Timothy J. Pulido(9) President and Chief Concept Officer — Mimi’s Café	$198,275	$54,724	1.	Mimi’s Café Operating Income(1)	50%	(4)	(4)

			2.	Mimi’s Café Same-Store Sales	20%	0.10%	-7.18%

			3.	Mimi’s Café Margin Improvement (Cost of Sales and Labor)	5%	(4)	(4)

			4.	Mimi’s Café Procurement Savings	5%	$1,000,000	$2,508,000

			5.	Mimi’s Café Brand Loyalty Index	5%	100	100

			6.	Mimi’s Café Return on Invested Capital	10%	(4)	(4)

			7.	Strategic Plan Initiatives(10)	5%	100	150

(1)	For purposes of these performance goals, the actual fiscal 2009 results excluded the impact of several items, primarily noncash charges for the impairment of goodwill related to the acquisition of Mimi’s Café, the impairment of intangible assets (i.e., the Mimi’s Café trade name), a fixed-asset impairment charge for six underperforming Mimi’s Café restaurants, as well as charges related to severance payments, retirement costs, the write-off of unusable spare parts, and certain legal settlements. The Compensation Committee decided to exclude these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these unusual items.

(2)	Mr. Radkoski’s strategic plan initiatives included: (a) the continued integration of Bob Evans’ and Mimi’s computer systems and functions; (b) productivity initiatives such as labor and food costs savings; and (c) procurement initiatives.

(3)	Mr. Williams retired effective March 2, 2009. As part of his retirement agreement with the company, Mr. Williams received a prorated fiscal 2009 cash bonus based upon the level the achievement of his prorated performance goals as of the end of the third quarter of fiscal 2009.

(4)	We are not disclosing the performance targets and actual performance measures for this performance goal because they represent confidential financial information that we do not disclose to the public, and we believe that disclosure of this information would cause us competitive harm.

•	Bob Evans Restaurants Operating Income: We report the consolidated operating income of our restaurant segment and do not break out the operating income of Bob Evans Restaurants and Mimi’s Café. The Bob Evans Restaurants Operating Income target represented a 5.7 percent increase over actual Bob Evans Restaurants operating income for the prior fiscal year. The attainment level for this performance goal was 21.8 percent.

•	Bob Evans Restaurants Margin Improvement (Cost of Sales and Labor): We report the consolidated operating expenses of our restaurant segment and do not break out the operating expenses of Bob Evans Restaurants and Mimi’s Café. The Bob Evans Restaurants Margin Improvement performance target represented a 31 basis-point degradation over actual Bob Evans Restaurants’ total combined cost of sales and cost of labor for the prior fiscal year. The attainment level for this performance goal was a 76 basis-point improvement.

•	Mimi’s Café Operating Income: We report the consolidated operating income of our restaurant segment and do not break out the operating income of Bob Evans Restaurants and Mimi’s Café. The Mimi’s Café Operating Income target represented a 126 percent increase over actual Mimi’s Café operating income for the prior fiscal year. Mimi’s Café failed to achieve the minimum payout level for this performance goal.

•	Mimi’s Café Margin Improvement (Cost of Sales and Labor): We report the consolidated operating expenses of our restaurant segment and do not break out the operating expenses of Bob Evans Restaurants and Mimi’s Café. The Mimi’s Café Margin Improvement target represented a 24 basis-point degradation over actual Mimi’s Café’s total combined cost of sales and cost of labor for the prior fiscal year. The attainment level for this performance goal was a 17 basis-point degradation.

•	Mimi’s Café Return on Invested Capital: We report the consolidated results of our restaurant segment and do not break out the results of Bob Evans Restaurants and Mimi’s Café. The Mimi’s Café Margin Improvement target represented a [ ] basis-point improvement over actual Mimi’s Café’s return on invested capital for the prior fiscal year. Mimi’s Café failed to achieve the minimum payout level for this performance goal.

(5)	Mr. Williams did not receive the portion of his annual cash bonus allocated to the achievement of strategic plan initiatives because he retired prior to the end of the fiscal year.

(6)	Mr. Townsley’s strategic plan initiatives included: (a) creating a “gainsharing” compensation program for plant employees; (b) creating a performance scorecard for each manufacturing plant; (c) developing customer segmentation programs for margin maximization; and (d) implementing new production reporting systems.

(7)	Mr. Hicks was promoted to President and Chief Concept Officer- Bob Evans Restaurants, effective February 2, 2009. In connection with his promotion, Mr. Hicks’ annual base salary was increased to $330,000 and his target annual cash bonus was increased from 45 percent to 55 percent of his base salary. The amounts included in the table for Mr. Hicks’ “Target Cash Bonus” and “Actual Cash Bonus Paid” represent the application of his old base salary and target percentage cash bonus for the period prior to his promotion and the application of his new base salary and target percentage cash bonus for the period subsequent to his promotion.

(8)	Mr. Hicks’ strategic plan initiatives included: (a) management of rebuilding, replacement, relocation and retirement of Bob Evans Restaurants and (b) creating a development plan for Bob Evans Restaurants.

(9)	Mr. Pulido’s position was changed to President and Chief Concept Officer — Mimi’s Café, effective February 2, 2009.

(10)	Mr. Pulido’s strategic plan initiatives included: (a) reducing general and administrative expenses; (b) revising the compensation program for Mimi’s Market Partners; (c) leading core process teams; and (d) identifying and implementing synergies with Bob Evans Restaurants.

Stock-Based Incentive Compensation.  The Compensation Committee believes that stock-based incentive compensation represents the best method to link management objectives and stockholders’ interests because it focuses our executive officers on creating long-term stockholder value. Our stock-based incentive compensation program is called the “performance incentive plan.” The performance incentive plan has two primary goals:

•	to align the financial interests of our executive officers and stockholders to maximize long-term stockholder value; and

•	to retain the key executives we need to drive our long-term business success.

Each fiscal year, the amount of stock-based compensation that each of our named executives can receive under the performance incentive plan is equal to a percentage of the named executive’s base salary determined by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee sets each executive officer’s target stock-based incentive compensation based on the recommendation of the Chief Executive Officer, each executive’s job function, performance and future potential, as well as the market median stock-based compensation opportunity for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for whom the market median stock-based compensation opportunity for the broader general industry segment is also considered).

Under the performance incentive plan, each executive officer receives, after the end of the fiscal year, a grant of stock options with a value equal to 25 percent of his or her target stock-based incentive compensation (calculated using the closing price of our common stock on NASDAQ on the grant date, the Black Scholes valuation model, and a discount based on vesting requirements). The Compensation Committee believes that this grant of stock options is an appropriate form of incentive compensation because the value of the stock options is inherently tied to our performance. The stock options are only valuable if the price of our stock increases after the grant date. The options also support our goal of retaining key executives because they become exercisable in installments over a three-year period, beginning on the first anniversary of the grant date.

The remaining 75 percent of each executive officer’s target stock-based incentive compensation consists of performance-based restricted stock (or unrestricted stock if the named executive is eligible to retire, as explained below), which is awarded after the end of the fiscal year. This portion of stock-based incentive compensation is “at risk” because the named executive must have met objective performance goals established by the Compensation Committee at the beginning of the fiscal year in order to receive the restricted stock award. These objective performance goals are tied to company and business unit performance metrics derived from our strategic plan and our BEST Brand Builders. The amount of stock-based compensation granted depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our executive officers can receive anywhere from 0 to 150 percent of the at-risk portion of their target stock-based incentive compensation (i.e., a sliding scale is used with no award for performance below the minimum, 100 percent award for performance at target, and 150 percent award for performance at or above the maximum).

We believe granting restricted stock (when performance goals are achieved) to executive officers who are not eligible to retire supports our goal of retaining key executives because the restricted stock vests over a three-year period beginning on the first anniversary of the grant date. If an executive officer’s employment with us terminates before the restricted stock vests, he or she will forfeit the award. (There are some exceptions in the 2006 Plan where the stock will still vest if the termination of employment is due to death or disability.)

If an employee who participates in the performance incentive plan is eligible to retire and the employee achieves his or her performance goals, we grant that employee stock, without any restrictions or vesting requirements. We were concerned that if we granted restricted stock to an employee who is eligible to retire, he or she may have to pay taxes on the restricted stock at the time of grant, even though the employee would not actually receive the stock until it vested or the employee retired. Therefore, we decided that it was appropriate to grant unrestricted, fully-vested stock to retirement eligible participants in order to align receipt of the stock with the taxable event.

The Compensation Committee set fiscal 2009 target stock-based incentive compensation for our named executives at 75 percent to 250 percent of their base salaries. The target stock-based incentive compensation for Messrs. Davis, Radkoski, Williams, Hicks and Pulido was unchanged from fiscal 2008 because the Compensation Committee determined that the existing targets provided an appropriate incentive opportunity. The Compensation Committee increased Mr. Townsley’s target stock-based incentive compensation for fiscal 2009 from 75 percent to 85 percent of his base salary due to his outstanding performance and his promotion to President-Food Products.

The cash value of the fiscal 2009 stock-based compensation targets established by the Compensation Committee for Messrs. Davis, Radkoski and Pulido fell within 15 percent of the market median for their positions in the 2007 Chain Restaurant Survey. Messrs. Davis’ and Radkoski’s fiscal 2009 stock-based compensation targets also fell within 15 percent of the market median for their positions in the Peer Group. Messrs. Williams’ and Townsley’s fiscal 2009 stock-based compensation targets fell below the 15 percent range of the market median for their comparable positions in the 2007 Chain Restaurant Survey, but the Compensation Committee determined that the targets were appropriate. Mr. Hicks’ fiscal 2009 target stock-based compensation exceeded the 15 percent range of the market median of the 2007 Chain Restaurant Survey. The Compensation Committee determined that this was appropriate based upon the importance and scope of his responsibilities, his experience and tenure, as well as his outstanding performance and potential for future advancement.

The following table shows for each of our named executives the value of his fiscal 2009 target stock-based compensation as well as the related performance goals and goal attainment level:

		Value of Actual
	Value of Target	Stock-Based	Performance Goals, Weighting and Attainment Level
	Stock-Based	Compensation
Named Executive(1)	Compensation	Awarded	Goal	Weighting	Target	Actual
Steven A. Davis Chairman of the Board and Chief Executive Officer	$1,925,225	$1,971,488	Percentage Increase in EPS Over Prior Year(2)	100%	10.7%	11.7%

Donald J. Radkoski Chief Financial Officer	$391,659	$401,117	Percentage Increase in EPS Over Prior Year(2)	100%	10.7%	11.7%

J. Michael Townsley President — Food Products	$301,744	$133,835	Percentage Increase in EPS Over Prior Year(2)	25%	10.7%	11.7%

			Food Products Operating Income(3)	75%	$33,022,000	$18,004,000

Randall L. Hicks President and Chief Concept Officer — Bob Evans Restaurants	$224,061	$288,431	Percentage Increase in EPS Over Prior Year(2)	25%	10.7%	11.7%

			Bob Evans Restaurants Operating Income(2)	75%	(4)	(4)

Timothy J. Pulido President and Chief Concept Officer — Mimi’s Café	$342,475	$151,900	Percentage Increase in EPS Over Prior Year(2)	25%	10.7%	11.7%

			Mimi’s Café Operating Income(2)	75%	(4)	(4)

(1)	Mr. Williams was not eligible to receive a performance incentive plan award for fiscal 2009 because he retired prior to the end of the fiscal year.

(2)	For purposes of these performance goals, the actual fiscal 2009 results excluded the impact of several items, primarily noncash charges for the impairment of goodwill related to the acquisition of Mimi’s Café, the impairment of intangible assets (i.e., the Mimi’s Café trade name), a fixed-asset impairment charge for six underperforming Mimi’s Café restaurants, as well as charges related to severance payments, retirement costs, the write-off of unusable spare parts, and certain legal settlements. The Compensation Committee decided to exclude these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these unusual items.

(3)	The target and actual figures for “food products operating income” do not correlate to our reported results because they exclude certain items that were unrelated to the primary operation of the business, such as gains on sales of restaurant assets.

(4)	We are not disclosing the performance targets and actual performance measures for this performance goal because they represent confidential financial information that we do not disclose to the public, and we believe that disclosure of this information would cause us competitive harm. We report the consolidated operating income of our restaurant segment and do not break out the operating income of Bob Evans Restaurants and Mimi’s Café. The Bob Evans Restaurants Operating Income target represented a 5.7 percent increase over actual Bob Evans Restaurants operating income for the prior fiscal year. The attainment level for this performance goal was 21.8 percent. The Mimi’s Café Operating Income target represented a 126 percent increase over actual Mimi’s Café operating income for the prior fiscal year. Mimi’s Café failed to achieve the minimum payout level for this performance goal.

What retirement benefits does Bob Evans provide to its executives?

Our Compensation Committee and management believe that it is important to provide post-retirement benefits to employees who reach retirement age. Our retirement benefits consist of the following components:

401(k) Plan.  We maintain a 401(k) tax-qualified retirement savings plan. All of our employees who are age 19 or older are eligible to participate in the 401(k) plan after they complete 1,000 hours of service. Our executive officers participate in the 401(k) plan on the same basis as our other employees.

Our 401(k) plan operates on a calendar year. Historically, we have matched employee contributions $.50 on the dollar for the first six percent of compensation contributed. However, our Board has discretion to change the rate of our matching contributions at any time. For calendar year 2008, the Board approved the traditional company match for employee contributions, as described above. For calendar year 2009 (which includes part of our fiscal 2009 and fiscal 2010 years), the Board determined that any company match of employee contributions will be based on our financial performance. Employee contributions to the 401(k) plan vest immediately, while our matching contributions vest in increments based on years of service (with participants being 100 percent vested after 6 years of service).

The IRS places limits on amounts that “highly compensated employees,” like our executive officers, may contribute to 401(k) plans. These limits generally mean that our employees who made $100,000 or more in calendar year 2008 cannot contribute more than 4 percent of their compensation or $9,200, whichever is less, to the 401(k) plan in calendar year 2009. Also, because of these limits, our matching contributions to the 401(k) plan accounts of highly compensated employees in calendar year 2009 may not be larger than $4,600. Our matching contributions to the 401(k) accounts of our named executives are included in the “All Other Compensation” column of the “Summary Compensation Table” and in the “All Other Compensation” table.

Employees can elect to receive their 401(k) plan account balances in a lump sum or in installments spread over a maximum of 10 years. Employees will receive a distribution upon normal retirement (age 62), early retirement (age 55 with at least six years of service), death, disability or termination of employment. They may also receive distributions while they are still employed if they suffer a financial hardship or reach age 62.

Roger Williams’ Retirement Package.  We entered into a Retirement Agreement with Mr. Williams in connection with his retirement on March 2, 2009. Under the terms of the Retirement Agreement, we paid Mr. Williams a lump sum payment of $761,428.00, less appropriate tax withholding amounts. This payment included: (1) six months of his base salary; (2) one week of his base salary for every two years that he was an employee of the company; (3) a prorated portion of Mr. Williams’ fiscal 2009 annual cash performance bonus based on the level of achievement of his prorated performance goals as of the end of the third quarter of fiscal 2009; (4) the value of Mr. Williams’ unused vacation; and (5) the amount of the contribution we would need to make to our Retiree Health Insurance Plan to cover Mr. Williams for six months, plus a payment to reimburse Mr. Williams for the taxes associated with the health insurance payment. Mr. Williams also received his accrued benefits and vested awards under our compensation plans and programs, as determined under the terms of each such plan and program. In consideration of the payments and benefits he received under the Retirement Agreement, Mr. Williams released us from any and all claims, demands and liabilities of any kind whatsoever, and he agreed not to disclose any of our confidential information or trade secrets. The Retirement Agreement also prohibits Mr. Williams from (a) working for any business engaged in the development or operation of a family dining restaurant or the manufacture or sale of food products that are the same or similar to those currently manufactured or sold by Bob Evans and (b) soliciting or hiring Bob Evans’ employees for a period of one year following his retirement. The Compensation Committee determined that this retirement package was appropriate because of Mr. Williams’ long and distinguished career, which included 42 years of service with Bob Evans. Additionally, Mr. Williams’ retirement package is consistent with severance packages historically given to other executive officers.

Executive Deferral Plan.  We maintain an executive deferral plan, which is a nonqualified deferred compensation plan intended to supplement our 401(k) plan. Our deferral plan allows certain management and highly compensated employees to defer a portion of their base salaries and up to 100 percent of their cash bonuses into the plan before most taxes are withheld. Historically, we have matched employee contributions $.50 on the dollar for (1) the first six percent of compensation contributed less (2) the actual deferral percentage for each highly compensated employee calculated under the 401(k) plan. However, our Board has discretion to change the rate of our matching contributions at any time. For calendar year 2008, the Board approved the traditional company match for employee contributions, as described above. For calendar year 2009 (which includes part of our fiscal 2009 and fiscal 2010 years), the Board determined that any company match of employee contributions will be based on our financial performance.

We believe the deferral plan promotes personal savings and helps offset contribution limits under our 401(k) plan. The primary benefit to participants of this plan is that most taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe our deferral plan benefits our stockholders by promoting employee retention. We also believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan. For a more detailed description of the deferral plan and information regarding contributions to the deferral plan, please refer to the “Nonqualified Deferred Compensation” table and accompanying explanation.

Supplemental Executive Retirement Plan.  We maintain a supplemental executive retirement plan or “SERP” for certain management and highly compensated employees, including our executive officers. The SERP is a nonqualified defined contribution plan designed to supplement the retirement benefits of its participants. The SERP is designed to pay a participant, who retires after the participant’s 62nd birthday with an annual target benefit up to a maximum of 55 percent of the participant’s final average earnings (depending on years of service) when combined with our contributions to the participant’s 401(k) plan account and 50 percent of the participant’s Social Security benefit. We believe the SERP is a powerful employee retention tool because, in general, participants will forfeit a significant element of their compensation that they have accrued over their careers with Bob Evans if their employment with us ends prior to their retirement. For a more detailed description of the SERP and information regarding contributions to the deferral plan, please refer to the “Nonqualified Deferred Compensation” table and accompanying explanation.

In June 2009, our Board amended the SERP to preclude the addition of new participants. The Compensation Committee recommended this amendment to the Board based upon its assessment that the SERP was no longer a necessary tool for recruiting new executive talent. The Compensation Committee concluded that it was appropriate for us to continue to make contributions to the accounts of existing SERP participants because it is an effective tool for retaining these executives and these participants relied upon their participation in the SERP when deciding to join us and/or remain in our employ.

Does Bob Evans provide any of its executive officers with severance or change in control benefits?

Yes. Under the terms of our equity-based compensation plans, our employment agreement with Mr. Davis and our change in control agreements, our named executives are entitled to payments and benefits under certain circumstances, including a termination of employment in connection with a change in control. These arrangements are described in detail under “Employment Agreement — Steven Davis” and “Change in Control Arrangements.” A table showing the incremental compensation that would have been payable to our named executives at the end of fiscal 2009 under various termination of employment scenarios is located under the heading “Potential Payouts upon Termination or Change-in-Control” later in this proxy statement.

The change in control agreements are designed to retain key executives during the period in which a transaction involving a change in control is being negotiated or during a period in which a hostile takeover is being attempted. We believe that our operations and the value of the company could be adversely affected if the officers who have change in control agreements left us during or immediately after an acquisition of Bob Evans by another company.

Does Bob Evans provide its executives with perquisites?

We provide a limited number of perquisites to our executive officers. The perquisites provided to our named executives in fiscal 2009 are included in the “All Other Compensation” column of the “Summary Compensation Table,” and the “All Other Compensation” table.

All of our officers, including the named executives, are provided with a monthly car allowance or a company car. The Compensation Committee approves the car policy at the beginning of each fiscal year. We think this benefit is appropriate because we expect our officers to spend time in the field visiting our restaurants, food products plants and retailers.

We generally do not allow our employees personal use of our company airplane. Mr. Davis was permitted to have limited personal use of the company airplane in fiscal 2009. We allow family members to accompany employees on business trips using the company airplane if room is available. Generally, we do not incur any additional costs for allowing family members to accompany employees on business trips. Any incremental costs we incurred for personal use of the company airplane in fiscal 2009, 2008 or 2007 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

What other benefits does Bob Evans provide to its executives?

All of our executive officers are eligible to participate in our employee benefit programs, including life, health and dental insurance plans, on the same terms as our other employees.

Does Bob Evans have a policy for granting equity awards?

We have a formal “Equity Award Granting Policy.” Among other things, the policy:

•	states that the exercise price of all equity awards will be the closing price of our stock on the grant date;

•	provides that equity awards cannot be granted when we are in possession of material, non-public information;

•	states that the Compensation Committee or the full Board must approve all equity awards at a meeting (not by written consent); and

•	sets forth specific procedures for issuing and documenting equity awards.

Historically, we have granted stock options and restricted stock to our officers and directors at a fixed time every year — the date of the regularly scheduled Compensation Committee meeting in June (unless our trading window is closed, in which case the grant of awards is delayed until the window opens). We schedule the June meeting to occur after we release our fiscal year-end financial results and sufficient time has elapsed for the public to absorb our results. We make annual equity awards to members of our Board in accordance with our Director Compensation Program. These awards are issued on the date directors are elected at our annual meeting of stockholders in September (unless our trading window is closed, in which case the grant of awards is delayed until the window opens). The annual meeting of stockholders is also scheduled to occur after the release of our year-end and first quarter financial results.

We do not “backdate” equity awards. Also, our 2006 Plan prohibits repricing equity awards without stockholder approval.

Who is the Compensation Committee’s compensation consultant?

The Compensation Committee has engaged Towers Perrin to provide compensation consulting services. The role of the compensation consultant is to make sure the Compensation Committee has the objective information and expertise necessary to make informed decisions that are in the best long-term interests of our business and stockholders. The compensation consultant also keeps the Compensation Committee informed as to compensation trends and developments affecting public companies in general and our industries in particular.

Towers Perrin has assisted the Compensation Committee since the end of 2004 with specific projects, including the periodic comparison of our executive officer and director compensation to market compensation practices and the design of the performance incentive plan. During fiscal 2009, Towers Perrin worked with the Compensation Committee and management on a number of compensation projects, including:

•	reviewing and analyzing our compensation programs;

•	developing methods for aligning officer compensation with our refined compensation philosophy;

•	developing the Peer Group and assisting us in comparing the compensation of our officers to executives in similar positions in the restaurant industry and general industry;

•	assisting with a review of our non-officer compensation programs and making recommendations regarding possible changes to those programs; and

•	keeping the Compensation Committee informed of recent trends and developments in officer and director compensation.

Management may not engage Towers Perrin for any services without the prior approval of the Compensation Committee Chair. In fiscal 2009, the Compensation Committee approved our engagement of Towers Perrin for consulting services related to our health care plan and certain other health and welfare plans. We solicited bids for these services from different companies. Towers Perrin’s health and welfare practice group operates separately from its executive compensation practice group.

Does Bob Evans have stock ownership requirements?

Yes. We have maintained stock ownership guidelines for our directors and named executives since 2005. We believe the guidelines further align the motivations and interests of our directors and officers with the interests of our stockholders. The guidelines ensure that the individuals responsible for our stewardship and growth have a significant personal stake in our performance and progress.

The Compensation Committee revised the stock ownership guidelines in fiscal 2009 to create guidelines for new positions in our restaurant operations group and to increase the amount of stock required to be held by certain officers. The ownership guidelines for our officers vary based on the officer’s pay and position. The following table shows our current stock ownership guidelines:

Position	Number of Shares

Chief Executive Officer	100,000
Chief Financial Officer	40,000
President and Chief Restaurant Operations Officer	40,000
President and Chief Concept Officer	40,000
President — Food Products	40,000
Executive Vice President	30,000
Senior Vice President	10,000
Vice President	5,000
Board of Directors	12,500

We count shares beneficially owned, as well as unvested restricted stock and phantom stock/share equivalent units held beneficially through our 401(k) plan and dividend reinvestment plan toward these requirements. We do not count unexercised options toward the ownership requirements.

Each of our officers and directors is expected to meet 50 percent of the applicable requirement within 3 years and 100 percent of the requirement within 5 years from the later of (1) the implementation of the revised guidelines; (2)  his/her election as an officer or director; or (3) his/her promotion to a position with a higher ownership requirement. The number of shares owned by each of our directors and named executives as of July 16, 2009, is shown in the table under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

What is the potential impact of executive misconduct on compensation?

If the Board were to determine that an executive officer harmed us through fraud or intentional misconduct, the Board would take action to remedy the misconduct, prevent its occurrence in the future and impose appropriate discipline, which might include termination of employment or suing the executive officer for breach of fiduciary duty. Our 2006 Plan provides that all outstanding awards under the 2006 Plan will be forfeited if an employee’s service is terminated for cause. Additionally, if our Chief Executive Officer or Chief Financial Officer were to engage in misconduct that resulted in a financial restatement for material non-compliance with securities laws, they would be required by law to reimburse us for bonuses, other incentive compensation, and profits from sales of our stock.

During fiscal 2009, the Compensation Committee adopted an Executive Compensation Recoupment Policy (the “Recoupment Policy”). Each executive officer has executed an agreement acknowledging their understanding of the Recoupment Policy. Under the Recoupment Policy, we may recoup annual cash bonuses, stock-based awards, performance-based compensation, and any other forms of cash or equity compensation (other than salary) paid to our executive officers under certain circumstances. The Recoupment Policy will apply in the event of a restatement of our previously issued financial statements as a result of error, omission, fraud or noncompliance with financial reporting requirements. The Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing and whether the restatement was the result of negligence or intentional or gross misconduct) and may, in its discretion, direct that we attempt to recover all or a portion of the compensation paid to an executive officer (other than salary) with respect to any fiscal year in which our financial results are negatively affected by the restatement. Recoupment may include, but is not limited to, reimbursement by the executive officer of the amount of cash bonuses received, cancellation or forfeiture of outstanding stock-based compensation and the payment to us of stock sale proceeds.

In any instance in which the Compensation Committee concludes that an executive officer engaged in an act of fraud or misconduct that contributed to the need for a financial restatement, the Compensation Committee may, in its discretion, recover, and the executive officer will forfeit or repay, all of the executive officer’s compensation (other than salary) for the relevant period, plus a reasonable rate of interest.

Does Bob Evans consider tax and accounting implications when making compensation decisions?

Yes. The Compensation Committee considers the financial reporting and tax consequences to the company of compensation paid to our executive officers when it determines the overall level of compensation and mix of compensation components. The Compensation Committee generally seeks to balance the goal of providing our executive officers with appropriate compensation with the need to maximize the deductibility of compensation.

Section 162(m) of the Internal Revenue Code prohibits us from claiming a deduction on our federal income taxes for compensation in excess of $1,000,000 per taxable year paid to our Chief Executive Officer and our three other most highly compensated executive officers (but excluding our Chief Financial Officer) who are employed at the end of the fiscal year. There is an exception to this rule for compensation that qualifies as “performance-based,” which means that the compensation is only paid if the executive officer’s performance meets pre-established objective goals based on performance criteria approved by our stockholders.

We do not have a policy requiring all compensation to be deductible under Section 162(m) because the Compensation Committee believes there may be circumstances under which it is appropriate to forgo deductibility. However, we designed the annual cash performance bonus and stock-based compensation components of our executive compensation program to qualify as performance-based compensation by setting goals that are based on the performance criteria approved by our stockholders as part of our 2006 Plan (with limited exceptions for some individual performance goals). We were able to deduct all of the compensation we paid in fiscal 2009. Our change in control agreements provide that if any portion of the payments and benefits owed would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, we will either reimburse the officer for the amount of tax owed or reduce the officer’s payments to an amount which is $1 less than the amount that would be an excess parachute payment. We will select the alternative that provides the officer with a greater after-tax amount.

During fiscal 2009, we amended many of our compensation plans to comply with Section 409A of the Internal Revenue Code. Section 409A is intended to eliminate perceived abuses related to the timing of elections and distributions, as well as the acceleration of payments, under nonqualified retirement plans and other nonqualified deferred compensation arrangements.

What significant actions has the Compensation Committee taken since the end of fiscal 2009?

Since the end of fiscal 2009, our Compensation Committee has reviewed the performance of the company and our officers for fiscal 2009, including the extent to which the performance goals set at the beginning of the fiscal year were met. Based on this review, the Compensation Committee approved the annual cash bonuses and long-term incentive awards outlined in the tables above.

Our Compensation Committee also established fiscal 2010: (1) base salaries; (2) annual cash bonus targets and related performance goals; and (3) target stock-based compensation and related performance goals under the performance incentive plan for our executive officers. In light of the ongoing economic recession, the difficult business environment for restaurant companies, and the challenge posed to the Food Products Division by sustained high sow prices, the Compensation Committee did not grant base salary increases for the named executives in fiscal 2010.

The table below sets forth the fiscal 2010 target annual cash bonus (as a percentage of annual base salary) and associated performance goals established by the Compensation Committee for each named executive:

		Performance Goals(1)
	Target
Name and Title	Cash Bonus	Goal	Weighting
Steven A. Davis Chairman of the Board and Chief Executive Officer	100%	1. Company Operating Income	30%

		2. EPS (basic)	20%

		3. Return on Average Stockholders Equity	15%

		4. Total Sales	15%

		5. Project BEST Way Results	10%

		6. Strategic Plan Initiatives	10%

Donald J. Radkoski Chief Financial Officer	60%	1. Company Operating Income	50%

		2. EPS (basic)	20%

		3. Total Sales	10%

		4. Mimi’s Project 2010 Results/2011 Pro Forma	10%

		5. Return on Equity	5%

		6. Project BEST Way Savings	5%

J. Michael Townsley President — Food Products	55%	1. Bob Evans Food Products Operating Income	50%

		2. Increase in Total Net Pounds Sold	20%

		3. Total Plant Costs Per Hundredweight	5%

		4. Plant Rationalization Plan	5%

		5. New Customer Development	5%

		6. New Product Development	5%

		7. Development and Implementation of Succession Plan	5%

		8. Market share for sausage and mashed potatoes	5%

Randall L. Hicks President and Chief Concept Officer — Bob Evans Restaurants	55%	1. Bob Evans Restaurants Operating Income	50%

		2. Bob Evans Restaurants Same-Store Sales	15%

		3. Bob Evans Restaurants Guest Loyalty Index	15%

		4. Reduction in “Fundamental Four” Guest Complaints	5%

		5. Innovation Pipeline Development	5%

		6. Concept Development/New Store Success Scorecard	10%

Timothy J. Pulido President and Chief Concept Officer — Mimi’s Café	55%	1. Mimi’s Café Operating Income	50%

		2. Mimi’s Café Same-Store Sales	15%

		3. Mimi’s Guest Loyalty Index Improvement	10%

		4. Return on Invested Capital	10%

		5. Mimi’s Café 2011 Plan Pro Forma	10%

		6. Concept Development/New Store Success Scorecard	5%

(1)	For purposes of fiscal 2010 performance goals, the Compensation Committee may exclude certain income and/or expense items that are not indicative of ongoing results including, but limited to: “strategic” items (charges or credits related to the high-level strategic direction of the company, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).

The table below sets forth the target stock-based incentive compensation (as a percentage of annual base salary) and performance goals established by the Compensation Committee for each named executive under the performance incentive plan for fiscal 2010:

	Performance Goals(1)
	Target
	Incentive
Name and Title	Compensation	Goal	Weighting

Steven A. Davis Chairman of the Board and Chief Executive Officer	250%	EPS (basic)	100%
Donald J. Radkoski Chief Financial Officer	105%	EPS (basic)	100%
Randall L. Hicks	75%	Bob Evans Restaurants Operating Profit	75%
President and Chief Concept Officer — Bob Evans Restaurants		EPS (basic)	25%
J. Michael Townsley	95%	Food Products Operating Profit	75%
President — Food Products		EPS (basic)	25%
Timothy J. Pulido	95%	Mimi’s Café Operating Profit	75%
President and Chief Concept Officer — Mimi’s Café		EPS (basic)	25%

(1)	For purposes of fiscal 2010 performance goals, the Compensation Committee may exclude certain income and/or expense items that are not indicative of ongoing results including, but not limited to: “strategic” items (charges or credits related to the high-level strategic direction of the company, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).

On June 18, 2009, we entered into an amended and restated employment agreement with Mr. Davis, which was effective as of May 1, 2009. Among other items, the amended and restated employment agreement provides for the award of a one-time long-term performance-based incentive to Mr. Davis. The purpose of this long-term performance-based incentive is to increase stockholder value by establishing additional compensation incentives for Mr. Davis that are linked directly to our performance over the five-year period beginning in fiscal year 2010 through 2014. The amended and restated employment agreement and the long-term performance-based incentive are described in detail under “Employment Agreement — Steven A. Davis.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009.

Submitted by the Compensation Committee:
Paul S. Williams (Chair), G. Robert Lucas II
and Bryan G. Stockton

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2009, 2008 and 2007

The following table lists the fiscal 2009, 2008 and 2007 annual compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers as of the end of fiscal 2009. Roger Williams, who retired on March 2, 2009, is also included in the table because he would have been one of our most highly compensated executive officers if he had still been employed by us at the end of fiscal 2009. We refer to these executive officers as our “named executives.”

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Total

Steven A. Davis	2009	$770,000	$1,332,431	$255,265	$651,420	$256,120	$3,265,236
Chairman of the Board	2008	742,625	753,946	136,318	683,956	210,066	2,526,911
and Chief Executive Officer	2007	686,350	535,206	39,489	580,666	543,820	2,385,531
Donald J. Radkoski	2009	373,008	497,648	93,661	195,606	36,801	1,196,724
Chief Financial Officer	2008	358,661	478,226	137,152	300,846	104,755	1,379,640
	2007	344,867	142,769	238,790	216,456	34,438	977,320
Roger D. Williams	2009	433,788	501,917	104,907	0	801,235	1,841,847
Former President — Bob	2008	484,513	464,607	140,474	480,903	375,928	1,946,425
Evans Restaurants	2007	453,212	527,120	302,444	281,164	213,613	1,777,553
J. Michael Townsley	2009	317,625	155,560	19,248	129,963	43,477	665,873
President — Food Products	2008	288,750	75,019	15,809	288,331	110,330	778,239
	2007	254,928	26,978	43,130	125,318	43,388	493,742
Randall L. Hicks(6)	2009	298,621	267,387	172,441	226,427	26,088	990,964
President and Chief	2008	278,519	244,599	65,946	191,635	63,478	844,177
Concept Officer — Bob Evans	2007	267,807	61,276	58,024	121,595	82,540	591,242
Restaurants
Timothy J. Pulido(7)	2009	360,096	37,911	7,632	54,724	22,574	482,937
President and Chief
Concept Officer — Mimi’s Cafe

(1)	Each of the named executives, except Mr. Pulido, deferred a portion of his salary to our executive deferral plan, which is included in the “Nonqualified Deferred Compensation” table that follows. Each of the named executives also contributed a portion of his salary to our 401(k) plan. This column includes cash directors’ fees of $6,000 and $14,400 received by Mr. Davis in fiscal 2008 and fiscal 2007, respectively.

(2)	The amounts shown in this column represent the dollar amount we recognized for financial statement reporting purposes in the fiscal year indicated for the fair value of stock awards and restricted stock awards granted to the named executives in fiscal 2009 and prior years, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). These amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by SEC rules. We fully expensed the fair value of the awards granted to the named executive in the fiscal year of grant if he was eligible to retire at the time of grant. We also fully expensed $300,003 in fiscal 2007, which amount represented the fair value of the 10,957 shares of common stock we granted to Mr. Davis on June 13, 2006, pursuant to his employment agreement. The amounts in this column reflect our accounting expense for stock awards, and do not correspond to the actual value that will be recognized by the named executives. For further information, including information relating to the assumptions underlying the valuation of the stock awards, refer to Note D of our financial statements in our Form 10-K for the year ended April 24, 2009, as filed with the SEC. See the “Grants of Plan-Based Awards” table for information on stock awards made in fiscal 2009.

(3)	The amounts shown in this column represent the dollar amount we recognized for financial statement reporting purposes in the fiscal year indicated for the fair value of stock options granted to the named executives in fiscal 2009 and prior years, in accordance with SFAS No. 123(R). These amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by SEC rules. We fully expensed the fair value of the awards granted to the named executive in the fiscal year of grant if he was eligible to retire at the time of grant. The amounts in this column reflect our accounting expense for option awards, and do not correspond to the actual value that will be recognized by the named executives. For additional information relating to the assumptions underlying the valuation of the stock option grants, refer to Note D of our financial statements in the Form 10-K for the year ended April 24, 2009, as filed with the SEC. See the “Grants of Plan-Based Awards” table for information on options granted in fiscal 2009.

(4)	The amounts in this column represent the annual cash bonus earned by each of the named executives in the fiscal year indicated based on the achievement of performance goals established by the Compensation Committee at the beginning of that fiscal year. Bonuses shown were paid within two months after the end of the respective fiscal year, and each of the named executives, except Mr. Davis in 2007 and Mr. Pulido in 2009, deferred a portion of his cash bonus to our executive deferral plan. In fiscal 2007, Mr. Davis was not yet eligible to defer his bonus into the executive deferral plan. The amounts deferred in fiscal 2007 were included in the “Nonqualified Deferred Compensation Table” for fiscal 2008. The amounts deferred in fiscal 2008 are included in the “Nonqualified Deferred Compensation Table” for fiscal 2009. The amounts deferred in fiscal 2009 will be included in the “Nonqualified Deferred Compensation Table” for fiscal 2010. The amounts shown for Mr. Townsley also include $35,978 in both fiscal 2009 and fiscal 2008 and $23,130 in fiscal 2007 for the cash portion of his awards under our performance incentive plan.

(5)	See the “All Other Compensation Table” below for additional information.

(6)	Mr. Hicks was promoted to President and Chief Concept Officer — Bob Evans Restaurants effective February 2, 2009.

(7)	Mr. Pulido was hired as President — Mimi’s Café in December 2007 and was named President and Chief Concept Officer — Mimi’s Café effective February 2, 2009.

All Other Compensation Table for Fiscal 2009

The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table” above for fiscal 2009.

		Tax	Personal Use of
	Contributions to	Reimbursement	Automobile and/or
Name of Executive	Employee Plans(1)	Payments(2)	Auto Allowance(3)	Other(4)	Total

Steven A. Davis	$199,817	$0	$30,160	$26,143	$256,120
Donald J. Radkoski	20,497	5,209	11,095	0	36,801
Roger D. Williams	29,823	3,290	6,694	761,428	801,235
J. Michael Townsley	39,649	1,223	2,605	0	43,477
Randall L. Hicks	14,670	3,648	7,770	0	26,088
Timothy J. Pulido	6,900	0	15,674	0	22,574

(1)	The amounts in this column include our contributions to the accounts of each of the named executives under our 401(k) plan, our executive deferral plan and our supplemental executive retirement plan (“SERP”). In fiscal 2009, we made a $4,600 matching contribution to the 401(k) plan account of each of the named executives, except Mr. Pulido, who received a $6,900 matching contribution. Our fiscal 2009 matching contributions to the executive deferral plan were $40,424; $15,897; $25,223; $13,645 and $10,070 for Messrs. Davis, Radkoski, Williams, Townsley and Hicks, respectively. Our fiscal 2009 contributions to the SERP were $154,793 and $21,404 for Messrs. Davis and Townsley, respectively.

(2)	The amounts in this column represent reimbursement for the payment of taxes (i.e., “gross-ups”) with respect to the personal use of corporate automobiles.

(3)	The amounts in this column represent a cash car allowance paid to Messrs. Davis and Pulido and the incremental cost we incurred for the personal use of corporate automobiles by Messrs. Radkoski, Williams, Townsley and Hicks.

(4)	This column includes retirement payments, other expense reimbursements and perquisites, valued at the incremental cost to the company. The amount shown for Mr. Davis includes $13,991 as reimbursement for legal fees incurred for the amendment of his employment agreement and $12,152 for costs associated with the personal use of the corporate airplane. The calculation of incremental cost for the personal use of the corporate airplane includes the following variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, landing fees and any travel expenses for the flight crew. It also includes the forgone tax deduction associated with the personal use of the airplane. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of the airplane. The amount shown for Mr. Williams represents the sum of the following payments that he received as part of his retirement agreement: $281,671 as a prorated cash bonus for fiscal 2009, $268,718 for salary continuation and unused vacation, $201,539 as an equivalent to 21 weeks of pay, and $9,500 as a reimbursement for health care costs.

Grants of Plan-Based Awards for Fiscal 2009

The following table presents information on stock awards granted to each of the named executives during fiscal 2009. The target stock-based incentive compensation discussed in the “Stock-Based Incentive Compensation” section of our “Compensation Discussion and Analysis” includes the aggregate target grants of both stock options and stock awards under our performance incentive plan. The “Estimated Possible Payouts Under Incentive Plan Awards” columns (Threshold, Target and Maximum) of our “Grants of Plan-Based Awards for Fiscal 2009” table only include possible payouts of stock awards under our performance incentive plan. As a result, the Value of Target Stock-Based Compensation for fiscal 2009 disclosed in the table set forth in the “Stock-Based Incentive Compensation” section of our “Compensation Discussion and Analysis” is larger than the value of the Target disclosed in the “Estimated Possible Payouts Under Incentive Plan Awards” column of our “Grants of Plan-Based Awards for Fiscal 2009” table.

								All Other	All Other
								Stock	Option		Grant Date
		Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Awards:	Exercise	Fair
		Under Non-Equity			Under Equity			Number of	Number of	or Base	Value of
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(3)	Awards(4)	Awards(5)
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Steven A. Davis		$0	$770,000	$1,540,000
					$0	$1,443,750	$2,165,625
	6/10/2008								45,513	$33.95	$365,324

Donald J. Radkoski		0	223,805	447,610
					0	293,744	440,616
	6/10/2008								9,307	33.95	74,705

Roger D. Williams		0	324,381	648,762
					0	393,000	589,500
	6/10/2008								12,573	33.95	100,921

J. Michael Townsley		0	174,694	349,388
					0	226,308	339,462
	6/10/2008								5,352	33.95	42,959

Randall L. Hicks		0	141,872	283,744
					0	168,046	252,069
	6/10/2008								20,163	33.95	161,844

Timothy J. Pulido		0	198,275	396,550
					0	256,856	385,284
	6/10/2008								3,274	33.95	26,280

(1)	Non-equity incentive plan award amounts represent the threshold, target and maximum payments under our annual cash bonus plan for fiscal 2009. The actual cash bonuses earned for fiscal 2009 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and were paid in June 2009, except for Mr. Williams, who received a prorated bonus in March 2009 as part of his retirement agreement, which is disclosed in the “All Other Compensation” column of the “Summary Compensation Table.” The Compensation Committee established the target awards in June 2008 (Mr. Hicks’ target award was modified in conjunction with his February 2009 promotion), and each named executive could receive between 0 percent and 200 percent of his target cash bonus based on the achievement of pre-established objective performance goals for the fiscal year. The performance goals and bonus multiples used to determine payouts are described above under the “Annual Cash Performance Bonuses” section of our “Compensation Discussion and Analysis.”

(2)	Awards under our stock-based performance incentive plan are denominated in dollars, rather than shares. As a result, we have shown the threshold, target and maximum amounts in “dollars” rather than the “number of shares.” At the time of payout, the value of the actual award earned will be translated into either a stock grant or a restricted stock grant. Named executives who are eligible to retire will receive stock, while those who are not will receive restricted stock. The Compensation Committee established the target awards under our performance incentive plan for fiscal 2009 in June 2008 (Mr. Hicks’ target award was modified in conjunction with his February 2009 promotion), and the actual amount received by each named executive in June 2009 was based on the achievement of pre-established objective performance criteria for fiscal 2009. Restricted stock and stock options will vest 1/3 per year over the next three years on the anniversary of the grant date, while stock awards vest immediately. The expense associated with all of the equity-based awards based on fiscal 2009 performance will be calculated and recorded in accordance with SFAS No. 123(R), none of which is included in the fiscal 2009 “Summary Compensation Table.” Our performance incentive plan and the awards made under this program for fiscal 2009 performance are discussed in the “Compensation Discussion and Analysis” above. Mr. Williams did not receive an award under the performance incentive plan in June 2009 because he retired before the end of fiscal 2009. On June 10, 2008, awards of stock or restricted stock were granted under our performance incentive plan to each named executive based on fiscal 2008 performance. Messrs. Radkoski, Williams and Hicks were eligible to retire on the grant date and therefore received vested stock awards of 10,453, 14,784 and 6,071 shares, respectively. Messrs. Davis, Townsley and Pulido received restricted stock awards of 51,118,7,117 and 3,350, respectively. Each of these restricted stock awards vests 1/3 per year over three years, and will be fully vested on June 10, 2011. The following fiscal 2009 expense amounts associated with the stock awards granted to the named executives for fiscal 2008 performance are included in the “Stock Awards” column of the “Summary Compensation Table”: $578,485, $354,879, $501,917, $80,541, $206,110 and $37,911 for Messrs. Davis, Radkoski, Williams, Townsley, Hicks and Pulido, respectively. All such awards were granted under and in accordance with our 2006 Plan. All outstanding restricted stock earns quarterly non-preferential dividends. We have not reported the dividends paid on stock awards elsewhere because the value of the right to receive dividends is factored into the grant date fair value of the awards computed under SFAS No. 123(R).

(3)	The options shown in this column were granted on June 10, 2008, to each of the respective named executives under our performance incentive plan. Included in the total for Mr. Hicks was an additional award of 15,000 options that he received on June 10, 2008, in conjunction with our chairman’s award program. Each option vests 1/3 per year over three years, and will be fully vested on June 10, 2011. The fiscal 2009 expense amounts associated with all of the awards reflected in this column are included in the “Option Awards” column of the “Summary Compensation Table” for each of the named executives: $106,094, $74,705, $100,921, $12,476, $161,844 and $7,632 for Messrs. Davis, Radkoski, Williams, Townsley, Hicks and Pulido, respectively. All awards shown were granted under and in accordance with our 2006 Plan.

(4)	Represents the closing price of our stock on NASDAQ on the date of grant.

(5)	This column shows the full grant date fair value under SFAS No. 123(R) of the options granted to the named executives in fiscal 2009. Generally, the full grant date fair value is the amount that we would expense in our financial statements over each award’s vesting schedule. We fully expensed the fair value of the named executive’s awards when they were granted if he was eligible to retire. The fair value of options is calculated using the Black-Scholes value on the grant date ($8.03 in each case). For additional information relating to the assumptions underlying the valuation of the option awards, refer to Note D of our financial statements in our Form 10-K for the year ended April 24, 2009, as filed with the SEC. The amounts shown in this column reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on the options and stock awards held by the named executives at the end of fiscal 2009 and the option and stock awards made to the named executives in June 2009 for fiscal 2009 performance. Each grant is shown separately for each named executive. The vesting schedule for each grant is shown following this table based on the option or stock award grant date. The market value of the stock awards is based on the closing price of our stock on NASDAQ on April 24, 2009, which was $24.97. For additional information about the options and stock awards, see the description of our stock-based compensation in the “Compensation Discussion and Analysis” above.

	Option Awards							Stock Awards
														Equity
													Equity	Incentive
													Incentive	Plan
					Equity								Plan	Awards:
					Incentive								Awards:	Market
					Plan Awards:						Market		Number of	Value of
		Number of	Number of		Number of				Number of		Value of		Unearned	Unearned
		Securities	Securities		Securities				Shares or		Shares or		Shares, Units	Shares, Units
		Underlying	Underlying		Underlying				Units of		Units of		or Other	or Other
		Unexercised	Unexercised		Unexercised	Option			Stock That		Stock That		Rights That	Rights That
		Options	Options		Unearned	Exercise	Option		Have Not		Have Not		Have Not	Have Not
	Option Grant	Exercisable	Unexercisable		Options (1)	Price	Expiration		Vested		Vested		Vested	Vested
Name	Date	(#)	(#)		(#)	($)	Date	Grant Date	(#)		($)		(#)	($)
Steven A. Davis	6/13/2006	6,000	6,000	(1)		$27.38	6/13/2016	6/13/2006	8,590	(6)	$214,492
	6/11/2007	11,426	22,852	(2)		37.62	6/11/2017	6/11/2007	27,578	(7)	688,623
	6/10/2008		45,513	(3)		33.95	6/10/2018	6/10/2008	51,118	(8)	1,276,416
	6/9/2009		49,156	(4)		32.30	6/9/2019	6/9/2009	51,099	(9)	1,275,942	(10)

Donald J. Radkoski	8/26/1992		880	(5)		9.69	3/15/2011
	6/11/1993		280	(5)		8.69	3/15/2011
	5/2/1994		2,516	(5)		10.66	3/15/2011
	5/1/1995		2,824	(5)		10.19	3/15/2011
	5/1/2000		1,519	(5)		6.78	3/15/2011
	4/30/2001		1,678	(5)		9.50	3/15/2011
	6/6/2002	40,301				31.16	6/6/2012
	6/10/2003	28,194				27.84	6/10/2013
	6/16/2004	50,910				26.68	6/16/2014
	6/14/2005	12,109				23.22	6/14/2015
	6/13/2006	6,723	3,361	(1)		27.38	6/13/2016	6/13/2006	5,214	(6)	130,194
	6/11/2007	2,463	4,926	(2)		37.62	6/11/2017
	6/10/2008		9,307	(3)		33.95	6/10/2018
	6/9/2009		10,001	(4)		32.30	6/9/2019	6/9/2009	10,397	(9)	259,613	(10)

Roger D. Williams	6/6/2002	47,636				31.16	6/6/2012
	6/10/2003	3,591				27.84	6/10/2013
	6/16/2004	60,175				26.68	6/16/2014
	6/14/2005	4,771				23.22	6/14/2015
	6/13/2006	11,964				27.38	6/13/2016
	6/11/2007	9,710				37.62	6/11/2017
	6/10/2008	12,573				33.95	6/10/2018

J. Michael Townsley	6/16/2004	6,984				26.68	6/16/2014
	6/14/2005	6,229				23.22	6/14/2015
								6/13/2006	985	(6)	24,595
	6/11/2007	663	1,325	(2)		37.62	6/11/2017	6/11/2007	2,554	(7)	63,773
	6/10/2008		5,352	(3)		33.95	6/10/2018	6/10/2008	7,117	(8)	177,711
	6/9/2009		7,705	(4)		32.30	6/9/2019	6/9/2009	2,002	(9)	49,990	(10)

Randall L. Hicks	5/2/1994		790	(5)		10.66	3/15/2016
	5/1/1995		499	(5)		10.19	3/15/2016
	5/1/2000		464	(5)		6.78	3/15/2016
	6/14/2005	2,871				23.22	6/14/2015
	6/13/2006	1,891	1,891	(1)		27.38	6/13/2016	6/13/2006	2,238	(6)	55,883
	6/11/2007	1,366	2,732	(2)		37.62	6/11/2017
	6/10/2008		20,163	(3)		33.95	6/10/2018
	6/9/2009		5,722	(4)		32.30	6/9/2019	6/9/2009	7,969	(9)	198,986	(10)

Timothy J. Pulido	6/10/2008		3,274	(3)		33.95	6/10/2018	6/10/2008	3,350	(8)	83,650
	6/9/2009		8,745	(4)		32.30	6/9/2019	6/9/2009	2,273	(9)	56,757	(10)

(1)	Options vest on June 13, 2009.

(2)	Options vest 1/2 on June 11, 2009 and 1/2 on June 11, 2010.

(3)	Options vest 1/3 on June 10, 2009, 1/3 on June 10, 2010 and 1/3 on June 10, 2011.

(4)	This amount represents the option grant awarded to the named executive on June 9, 2009, under our performance incentive plan with respect to fiscal 2009 performance. These options vest 1/3 on June 9, 2010, 1/3 on June 9, 2011 and 1/3 on June 9, 2012.

(5)	Options vest when the named executive becomes eligible to retire under the 1992 Plan (i.e., age 55 with at least 10 years of service) — April 24, 2010 for Mr. Radkoski and January 27, 2015 for Mr. Hicks.

(6)	Shares vest on June 13, 2009.

(7)	Shares vest 1/2 on June 11, 2009 and 1/2 on June 11, 2010.

(8)	Shares vest 1/3 on June 10, 2009, 1/3 on June 10, 2010 and 1/3 on June 10, 2011.

(9)	This amount represents the stock grant awarded to the named executive on June 9, 2009, under our performance incentive plan with respect to fiscal 2009 performance. See the “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns in the “Grants of Plan-Based Awards” table for the range of amounts that were possible for this award. Messrs. Radkoski and Hicks are eligible to retire under the 2006 Plan (age 55 with at least 10 years of service or age plus years of service equals 70 or more with at least 10 years of service) and therefore, shares awarded to them on June 9, 2009, had no vesting requirements. Shares awarded to Messrs. Davis, Townsley and Pulido vest 1/3 on June 9, 2010, 1/3 on June 9, 2011 and 1/3 on June 9, 2012.

(10)	The market values indicated for these shares is based on the closing price of our stock as of April 24, 2009 ($24.97), not the value of the award on the date of grant (June 9, 2009).

Option Exercises and Stock Vested for Fiscal 2009

The following table provides information regarding (1) options exercised by each named executive during fiscal 2009, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired by each named executive through stock grants and/or upon the vesting of restricted stock awards and the value realized. The values shown below do not reflect the payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting (1)	on Vesting (2)
Name	(#)	($)	(#)	($)

Steven A. Davis	0	$0	22,379	$728,823
Donald J. Radkoski	0	0	15,667	526,420
Roger D. Williams	0	0	27,618	827,708
J. Michael Townsley	0	0	2,262	73,730
Randall L. Hicks	0	0	8,309	279,741
Timothy J. Pulido	0	0	0	0

(1)	Includes 10,453, 14,784 and 6,071 shares awarded on June 10, 2008, to Messrs. Radkoski, Williams and Hicks, respectively, with no vesting requirements as each was eligible to retire under the 2006 Plan.

(2)	Value realized for stock grants was calculated using the closing stock price on the grant date. Restricted stock award “value realized” was calculated using the closing stock price on the date the restricted stock award vested.

Nonqualified Deferred Compensation

We maintain two plans that provide for the deferral of compensation on a basis that is not tax-qualified — the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Executive Deferral Plan and the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Supplemental Executive Retirement Plan or “SERP.”

Executive Deferral Plan.  The executive deferral plan is a nonqualified deferred compensation plan intended to supplement our 401(k) plan. Currently, approximately 150 employees are eligible to participate in the deferral plan, including our executive officers.

Our deferral plan is intended to promote personal savings and offset contribution limits under our 401(k) plan. The primary benefit to participants in this plan is that most federal income taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe our deferral plan benefits our stockholders by promoting employee retention. We also believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan.

Our deferral plan allows certain management and highly compensated employees to defer a portion of their base salaries and their cash bonuses into the plan before most federal income taxes are withheld. Specifically, each participant may contribute up to (1) 100 percent of his or her cash bonus and (2) 80 percent of his or her base salary.

Participants “invest” the amounts they contribute among 16 investment choices. Contributions are not actually invested in these funds. Instead, we hold the contributions and credit or debit the value of each participant’s plan account based on the performance of the investment funds he or she selects. Participants can change their investment selections on a daily basis. They do not receive preferential earnings on their contributions.

Our matching contributions to the 401(k) plan are subject to the discretion of our Board of Directors. Historically, we have matched participant contributions to the deferral plan $.50 on the dollar for (1) the first six percent of compensation contributed, less (2) the actual deferral percentage for each highly compensated employee calculated under the 401(k) plan. For calendar year 2008, the Board of Directors approved the traditional company match for employee contributions, as described above. For calendar year 2009 (which includes part of our fiscal 2009 and fiscal 2010 years), the Board of Directors has determined that any company match of employee contributions will be based on our financial performance. Participant contributions to the deferral plan vest immediately, while our matching contributions vest in increments based on years of service generally on the same schedule as the 401(k) plan.

We have the authority to make discretionary contributions to participants’ accounts. The Board of Directors has used this discretionary authority to make a one-time contribution for each named executive in an amount intended to cover some of the cost of post-retirement health insurance premiums. The Board did this because we stopped paying our portion of health insurance premiums after retirement (due to escalating costs), and the Board wanted to partially offset the loss of this benefit. In February 2007, the Compensation Committee eliminated this practice, and officers elected after this date will not receive this one-time contribution.

Prior to January 1, 2008, participants elected to allocate their contributions to the executive deferral plan among the following three distribution accounts.

•	Education Distribution Account — Under this account, participants generally can elect to receive the vested amount in a lump-sum in the year they specify or in annual installments for up to five years beginning in the year they specify.

•	In-Service Distribution Account — Under this account, participants generally receive the vested amount in a lump-sum in the year they specify.

•	Retirement Distribution Account — Under this account, participants generally can elect to receive the vested amount in a lump-sum in the year they specify or periodically over the period they specify

(which may not be greater than 10 years). Our matching contributions and discretionary contributions were previously credited to this account.

Generally, participants will receive the vested amount held in any of the three distribution accounts on the earliest to occur of the calendar year they select (as described above), termination of their employment before age 55 (except in the case of the retirement distribution account, in which case the trigger is termination regardless of age), death or disability. Also, participants will receive a lump sum distribution if they die, become disabled or terminate their employment before age 55.

On and after January 1, 2008, contributions deferred under the executive deferral plan are not allocated to the distribution accounts described above. Instead, participant deferrals are credited to a single account, while employer contributions are credited to another account. Generally, participants will receive the vested amount held in these accounts in connection with the earliest to occur of the first day of the calendar year they select in a deferral election form (in the case of participant deferrals only), termination of their employment (regardless of age), death or disability. Participants may receive these distributions in a lump sum or annual installments, depending upon the reason for the distribution and the participants’ prior deferral elections.

Participants can also receive distributions of vested amounts if they suffer a financial hardship.

Participants’ rights to receive their deferral plan account balances from us are not secured or guaranteed. However, we account for the participants’ plan balances in our financial statements. To offset this liability, we invest in company-owned life insurance policies within a rabbi trust.

The executive deferral plan is intended to comply with the requirements affecting deferred compensation under Section 409A of the Internal Revenue Code. For example, the executive deferral plan has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Internal Revenue Code.

Supplemental Executive Retirement Plan.  We maintain a SERP for certain management and highly compensated employees, including our executive officers. The SERP is a nonqualified defined contribution plan designed to supplement the retirement benefits of its participants. We make all contributions to the SERP (i.e., there are no participant contributions). We believe the SERP is a powerful employee retention tool because, in general, participants will forfeit a significant element of their compensation that they have accrued over their careers with Bob Evans if their employment with us ends prior to their retirement.

The SERP is designed to pay a participant who retires at age 62 with an annual target benefit up to a maximum of 55 percent of his or her “final average earnings” (depending on years of service) when combined with our contributions to the participant’s 401(k) plan account and 50 percent of the participant’s Social Security benefit. “Final average earnings” generally means the participant’s average compensation over the 5-year period during the last 10 years of employment (before age 62) during which the participant’s compensation was highest.

The SERP benefit is earned over the course of the participant’s career. For example, if a participant is expected to have 35 years of service at age 62, then the participant will earn 1.57 percent of the target benefit per year of service (55 percent divided by 35 years). Each year, an actuary calculates each participant’s earned target benefit. If the earned target benefit has increased from the prior year, then the actuary calculates the amount we need to contribute to the participant’s SERP account to account for the increase. The actuary uses a set of assumptions when calculating the amount of our annual contribution. For example, the actuary assumes that each participant will receive an annual salary increase of four percent and that contributions to the SERP will earn 10 percent annually. If these assumptions are not accurate (for example, the contributions earn less than 10 percent ), we do not make-up the difference.

The amounts we contribute to each participant’s SERP account are “invested” among 16 investment funds. Contributions are not actually invested in these funds. Instead, we hold the contributions and increase or decrease the value of each participant’s SERP account based on the performance of the investment funds. Participants do not receive preferential earnings on our contributions.

Generally, a participant will receive a distribution of his or her SERP account upon:

•	early retirement (age 55 and at least 10 years of service or the participant’s age plus years of service equals 70 or more and the participant has at least 10 years of service);

•	normal retirement (age 62) ;

•	death; or

•	disability.

A participant will also be entitled to a distribution if there is a change in control and, within the following 36 months, the SERP is terminated and not replaced with a similar program providing comparable benefits or an event occurs that triggers a change in control payment under the participant’s change in control agreement.

If a participant’s employment with us ends for any reason other than retirement, death, disability or a change in control (as described above), then the participant will forfeit his or her SERP account.

Generally, a participant will receive his or her SERP distribution in 10 annual installments beginning within 60 days after termination of employment. However, a participant may elect to receive his or her SERP benefits that are not subject to Section 409A of the Internal Revenue Code in 10 annual installments beginning on the last day of the fiscal year in which the participant reaches age 65 or a lump sum within 60 days after the valuation date that coincides with or immediately follows the termination of employment. In addition, a participant may elect to receive his or her SERP benefits that are subject to Section 409A of the Internal Revenue Code:

•	in up to 20 annual installments beginning on the last day of the fiscal year in which the participant reaches age 65; or

•	in up to 20 annual installments beginning within 60 days after the participant’s termination of employment; or

•	in a lump sum within 60 days after the participant’s termination of employment; or

•	in a lump sum on the last day of the fiscal year in which the participant reaches age 65.

Participants’ rights to receive their SERP balances from us are not secured or guaranteed. However, we account for participants’ plan balances in our financial statements. To offset this liability, we invest in company-owned life insurance policies within a rabbi trust.

The SERP is intended to comply with the requirements affecting deferred compensation under Section 409A of the Internal Revenue Code. For example, the SERP has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Internal Revenue Code.

In the past, we allowed participants to elect to receive nonqualified stock options instead of their annual cash contribution under the SERP. These options were granted under our 1992 Nonqualified Stock Option Plan and the exercise prices were equal to 50 percent of the closing price of our stock on the grant date. We have amended the 1992 Plan and the outstanding options granted under our 1992 Plan to either comply with Section 409A of the Internal Revenue Code or meet an exemption under Section 409A of the Internal Revenue Code. Also, we stopped granting options under the 1992 Plan in April 2002, and the 1992 Plan was terminated (as to future awards).

In June 2009, our Board amended the SERP to preclude the addition of new participants. The Compensation Committee recommended this amendment to the Board based upon its assessment that the SERP was no longer a necessary tool for recruiting new executive talent. The Compensation Committee concluded that it was appropriate for us to continue to make contributions to the accounts of existing SERP participants because it is a powerful tool to retain these employees and they relied upon their participation in the SERP when deciding to join us and/or remain in our employ.

Nonqualified Deferred Compensation Table for Fiscal 2009

The following table sets forth contributions (by the named executives and us), earnings, distributions and the total dollar balance for each named executive for fiscal 2009 under the executive deferral plan and the SERP.

						Aggregate
		Executive	Registrant	Aggregate	Aggregate	Balance
		Contributions in	Contributions in	Earnings	Withdrawals/	at Last
		Last FY (1)	Last FY (2)	in Last FY (3)	Distributions (4)	FYE
Name	Type of Plan	($)	($)	($)	($)	($)

Steven A. Davis	Deferral Plan	$899,738	$40,424	$(345,607)	$0	$917,278
	SERP	0	154,793	(61,480)	0	224,100
Donald J. Radkoski	Deferral Plan	199,495	15,897	(185,067)	0	1,142,283
	SERP	0	0	(119,095)	0	421,702
Roger D. Williams	Deferral Plan	100,021	25,223	(67,048)	143,978	94,127
	SERP	0	0	(256,453)	0	908,063
J. Michael Townsley	Deferral Plan	82,263	13,645	(54,568)	0	200,934
	SERP	0	21,404	(32,519)	0	116,031
Randall L. Hicks	Deferral Plan	53,917	10,070	(112,904)	0	226,761
	SERP	0	0	(64,363)	0	227,902
Timothy J. Pulido	Deferral Plan	0	0	0	0	0
	SERP	0	0	0	0	0

(1)	This column includes cash contributions to the executive deferral plan in the amounts of $243,140, $154,368, $27,886, $19,175 and $6,008 made by Messrs. Davis, Radkoski, Williams, Townsley and Hicks, respectively. These amounts are also included in the “Salary” column totals for fiscal 2009 reported in the “Summary Compensation Table.” The remainder of each contribution amount shown in this column was deferred from the annual cash bonus awarded to each of the named executives in June 2008 for fiscal 2008 performance, and is included in the “Non-Equity Incentive Plan Compensation” column totals for fiscal 2008 reported in the “Summary Compensation Table.”

(2)	The executive deferral plan contributions reported in this column represent our matching contributions for each executive to “make-up” for the limitations imposed by the IRS on our matching contributions to the 401(k) plan. Each of the SERP contributions included in this column represents the amount granted to the named executive by the Compensation Committee in June 2008 in accordance with the plan described in the narrative preceding this table. All contributions reflected in this column for both plans are also included in the “All Other Compensation” column totals for fiscal 2009 reported in the “Summary Compensation Table.”

(3)	Represents the market-based earnings credited to each executive’s accounts in accordance with the plans described in the narrative preceding this table. Amounts in parentheses denote a loss.

(4)	Participants in the SERP may not receive distributions during their employment, except in the event of hardship. Distributions are made under our executive deferral plan only in accordance with the requirements of Section 409A of the Internal Revenue Code and the plan, which is more fully explained in the narrative preceding this table.

Change in Control Arrangements

We have entered into change in control agreements with each of our officers, including our named executives. These agreements provide the officers with severance benefits if their employment is terminated under certain circumstances related to a “change in control.” A “change in control” is deemed to occur under these agreements upon the occurrence of any of the following events:

•	an event that the Exchange Act would require us to report as a change in control;

•	a change in a majority of our incumbent directors in any 12-month period that is not due to the death or disability of the directors;

•	any person or entity becomes the “beneficial owner” of more than 50 percent of the voting power of our outstanding common stock;

•	any person or entity acquires in any 12-month period more than 20 percent of the voting power of our outstanding common stock;

•	our stockholders approve a merger or combination of us with or into another entity in which (1) our incumbent directors will not hold a majority of the seats on the board of directors and (2) our stockholders will hold less than 50 percent of the voting power; and

•	any entity or person acquires in any 12-month period assets of the company and our subsidiaries that have a “book value” equal to more than 50 percent of the total “book value” of the assets of the company and our subsidiaries.

Termination by Us Without Cause.  Each agreement provides that we may terminate the officer without cause, although we must pay the officer’s compensation and benefits through the date of termination. If the termination falls within the period either (1) beginning six months before the change in control and the change in control constitutes a change in control event under Section 409A of the Internal Revenue Code or (2) ending 36 months after the change in control, we must also pay the officer an amount referred to as the “severance payment,” which is equal to the sum of:

•	the value of the officer’s unused vacation and compensation days;

•	2.99 times the officer’s average annual taxable compensation for the five fiscal years ending before the change in control;

•	a prorated portion of the officer’s annual average cash bonus for the three fiscal years ending before the date his or her employment is terminated; and

•	any other change in control benefit the officer is entitled to receive under any other plan, program or agreement with us or any of our subsidiaries.

We will also continue health and life insurance programs for the officer and his or her family for a period of 36 months following the termination of employment.

Termination by the Executive Officer for Good Reason.  Each agreement provides that the officer may terminate his or her employment for “good reason.” The officer will have “good reason” to terminate his or her employment if, among other things, we breach the agreement or do any of the following without his or her consent:

•	reduce the officer’s title, duties, responsibilities or status;

•	assign duties to the officer that are inconsistent with the officer’s position;

•	reduce the officer’s total cash compensation by 10 percent or more;

•	require the officer to relocate to an office more than 50 miles away from his or her current office; or

•	fail to continue or adversely modify any material fringe benefit, compensation, retirement, deferred compensation or insurance plan in which the officer participated.

If the officer has “good reason” for terminating his or her employment and the officer’s termination date either falls within the period (1) beginning six months before the change in control and the change in control constitutes a change in control event under Section 409A of the Internal Revenue Code or (2) ending 36 months after the change in control, we must:

•	pay the officer’s compensation and benefits through the date of termination;

•	pay the officer the severance payment; and

•	continue health and life insurance programs for the officer and his or her family for a period of 36 months following the employment termination date.

Disability.  If the officer becomes disabled (as defined in the agreement), the officer’s employment may be terminated by either us or the officer. If the termination date falls within the 36-month period following a change in control, the agreement will terminate effective as of that date and the officer will receive a lump sum payment equal to the severance payment less:

•	one-half of the Social Security disability benefit payable to the officer;

•	the amount by which the officer’s company-funded benefit under any retirement or deferred compensation plan is enhanced because of the disability; and

•	the value of any company-funded disability income or other benefits the officer is entitled to receive under any disability plan or program.

We will continue to pay the officer’s compensation and benefits through the employment termination date and will continue health and life insurance programs for the officer and his or her family for a period of 36 months following the employment termination date.

Death and Termination for Cause.  Each agreement provides that it will terminate and no payments under the change in control agreement will be paid to the officer if:

•	the officer dies;

•	we terminate the officer’s employment “for cause” (which is defined to include the officer’s breach of the agreement, willful refusal to perform assigned duties and willful engagement in gross misconduct); or

•	the officer terminates his or her employment “without good reason.”

Effect of Section 280G of the Internal Revenue Code.  If any portion of the payments and benefits provided for in an agreement or any other plan, program or agreement between the officer and us would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code, we will either make excise tax reimbursement payments to the officer or reduce the officer’s payments to an amount which is $1 less than the amount that would be an excess parachute payment. We will select the alternative that provides the officer with a greater after-tax amount.

Term and Termination.  Each agreement has a one-year term that is automatically extended for one-year periods unless the agreement is otherwise terminated. An agreement may be terminated if, among other things, we notify the officer that we do not want to continue the agreement, provided that we cannot give this notice during the 36-month period following a change in control or at any time after we learn that activities have begun which would result in a change in control if completed. If an officer breaches any of his or her obligations under the agreement after a change in control occurs and the agreement terminates, the officer must repay any portion of the severance payment paid to the officer plus interest.

Employment Agreement — Steven Davis

Effective May 1, 2009, we agreed with Mr. Davis to amend and restate his employment agreement (the “Employment Agreement”), which was originally effective on May 1, 2006, and amended effective December 24, 2008, in connection with Mr. Davis’ ongoing service as our Chief Executive Officer and as a member of our Board.

Term.  The Employment Agreement has a term of five years commencing on May 1, 2009 (the “Effective Date”).

Compensation.  As compensation for his services to us, the Employment Agreement provides that Mr. Davis will receive a base salary of $770,000 per year (the “Base Salary”). Mr. Davis’ Base Salary may be adjusted in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Davis is also eligible to receive an annual cash bonus (the “Bonus”) as may be determined in the sole discretion of the Compensation Committee; provided, that during the term of the Employment Agreement

Mr. Davis’ target cash Bonus opportunity may not be less than 100 percent of his Base Salary unless the parties agree to a reduction as part of a negotiated restructuring of Mr. Davis’ compensation.

Mr. Davis is also eligible to participate in our performance incentive plan or successor program subject to the discretion of the Compensation Committee. Pursuant to the terms of the performance incentive plan, the Compensation Committee will make an equity award to Mr. Davis at the end of each fiscal year based upon (1) the achievement of pre-established annual performance objectives and (2) the targeted percentage of Mr. Davis’ Base Salary (the “Targeted Equity Award” or “TEA”). Any equity grants made pursuant to the performance incentive plan are also dependent upon the vesting and other terms and conditions of such grants, which will be determined by the Compensation Committee in its sole discretion.

In addition, Mr. Davis will be awarded a one-time Long-Term Performance-Based Incentive (the “LTPBI”), which is described in detail below, under our Amended and Restated 2006 Equity and Cash Incentive Plan.

Long-Term Performance-Based Incentive.  The purpose of the LTPBI is to increase stockholder value by establishing additional compensation incentives linked directly to our performance over the five-year period beginning in fiscal year 2010 and ending in fiscal year 2014 (the “Five-Year Performance Period”). Mr. Davis ultimately will earn performance shares pursuant to the LTPBI award agreements only if: (1) our net income growth for each fiscal year during the Five-Year Performance Period meets specific performance goals that the Compensation Committee establishes at the beginning of each fiscal year; (2) our total stockholder return (“TSR”) is at or above the median of our peer group over the Five-Year Performance Period; (3) he remains employed as our Chief Executive Officer; and (4) any other criteria the Compensation Committee deems appropriate are satisfied.

The Compensation Committee will establish both fiscal year and long-term performance requirements that tie the ultimate LTPBI opportunity to our success over the Five-Year Performance Period. The Compensation Committee will establish these metrics at the beginning of each fiscal year and, for the long-term performance metrics, at the beginning of the Five-Year Performance Period. At the end of each fiscal year during the Five-Year Performance Period, performance shares will be added to a “Potential Award Pool” depending upon achievement of net income growth objectives established by the Compensation Committee at the outset of that fiscal year. At the end of the Five-Year Performance Period, the Compensation Committee will determine the number of performance shares in the Potential Award Pool that Mr. Davis will earn depending on achievement of the additional performance metrics set by the Compensation Committee at the beginning of the Five-Year Performance Period and the Compensation Committee’s judgment regarding Mr. Davis’ performance.

More specifically, the LTPBI awards will be made in accordance with the following procedures and subject to the following requirements:

•	At the beginning of each fiscal year during the Five-Year Performance Period, Mr. Davis will be eligible for a grant of performance shares equal in value to 125 percent of Mr. Davis’ then current Base Salary at the beginning of that fiscal year, subject to the share limits under the applicable stock plan. The number of shares will be determined using the average closing price of our stock for the trading days in the 180-day period that precedes the seventh day before the date of the grant.

•	At the end of each fiscal year, the performance shares granted with respect to that fiscal year will be added to the Potential Award Pool if (1) our net income growth for the fiscal year is (a) greater than or equal to the net income growth goal established at the beginning of the fiscal year or (b) ranked greater than or equal to the 50th percentile for net income growth in a peer group that the Compensation Committee approves for that fiscal year; and (2) Mr. Davis remains employed as our CEO at the end of the fiscal year. No performance shares will be added to the Potential Award Pool unless we meet one of the threshold net income growth objectives established at the beginning of the fiscal year.

•	The number of performance shares in the Potential Award Pool ultimately earned by Mr. Davis at the end of the Five-Year Performance Period, if any, will be based on our performance against TSR goals (relative to the peer group that the Compensation Committee approves at the beginning of the Five-Year Performance Period) over the full Five-Year Performance Period and the Compensation Committee’s

judgment regarding Mr. Davis’ performance for the Five-Year Performance Period. If our annual average TSR over the Five-Year Performance Period is not equal to or greater than the 50th percentile as compared to the peer group, Mr. Davis will not earn any performance shares. If our TSR is equal to or greater than the 50th percentile threshold, the Compensation Committee will determine the number of Conditional Performance Shares earned, giving consideration to our final rank above the 50th percentile for TSR as compared to the peer group, our absolute net income growth, our actual average TSR, our total return to stockholders, other strategic goals, comparative compensation of the CEO to the market and any extraordinary circumstances, all as occurring over the Five-Year Performance Period.

The LTPBI is designed and intended to be “performance-based,” as defined in Section 162(m) of the Internal Revenue Code, and is subject to our Recoupment Policy. Based on Mr. Davis’ current salary of $770,000, we estimate that the total value of the performance shares that Mr. Davis may earn as LTPBI at the end of the Five-Year Performance Period will be approximately:

•	$4.8 million, if the maximum level of the applicable performance goals is met;

•	$3.9 million, if the target level of the applicable performance goals is met;

•	$1.9 million; if the threshold level of the applicable performance goals is met; and

•	$0.0 if our performance is below the threshold level of the applicable performance goals.

The estimated amounts that Mr. Davis may earn as LTPBI are provided for illustration purposes only and assume that the price of our common stock is static over the Five-Year Performance Period.

Benefits.  Mr. Davis is eligible to participate in any of our health, disability, group life insurance, pension, retirement, profit sharing and bonus plans, and any other perquisites and fringe benefits that may be extended from time-to-time to our executive officers. Mr. Davis is also eligible to participate in our SERP and executive deferral plan in accordance with the terms of those plans. Additionally, we will provide Mr. Davis with a minimum of four weeks paid vacation and he is eligible for a car allowance in accordance with our automobile policy, which currently provides that Mr. Davis may either elect to have us purchase a car, with a value of up to $65,000, for his use or receive a biweekly car allowance of $1,160.

Confidentiality/Discoveries.  The Employment Agreement requires Mr. Davis to maintain the confidentiality of our confidential information and to assign to us the rights to any and all inventions, designs, improvements, discoveries and processes developed by Mr. Davis, alone or with others, during his employment with us. If Mr. Davis assists us with the protection of any intellectual property after the termination of his employment, he will be paid for his services at an hourly rate equal to 50 percent of his base salary at the time his employment is terminated divided by 2,500.

Non-Competition/Non-Solicitation.  During his employment and for two years following the termination of his employment for any reason, Mr. Davis may not, without the prior written consent of the Board:

•	Directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, member, manager or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Mr. Davis owns less than three percent of any class of outstanding securities), membership, affiliation, association, or in any other representative or individual capacity, engage in or render any services to any business in North America that (1) is engaged in the family or casual dining restaurant industry; (2) offers products that compete with products offered by us or any of our affiliates; (3) offers products that compete with products that we or our affiliates have taken substantial steps toward launching during Mr. Davis’ employment with us; or (4) is engaged in a line of business that competes with any line of business that we or our affiliates enter into, or have taken substantial steps to enter into, during Mr. Davis’ employment with us (a “Competing Business”). During the two-year period following Mr. Davis’ termination of employment with us, he may request, in writing, the approval of the Board to provide services to a Competing Business in a capacity that is unrelated to our business and products and that will not result in the unauthorized use or disclosure of trade secrets and confidential information to which he had access by virtue of his employment with us.

•	Employ or hire any of our employees, or solicit, induce, recruit or cause any of our employees to terminate his or her employment for the purpose of joining, associating or becoming employed with any other business or activity.

Termination Upon Death.  If Mr. Davis dies during his employment, his beneficiary will be entitled to: (1) the amount of Mr. Davis’ accrued but unpaid Base Salary as of the date of his death, including the value of unused vacation days; (2) payment for any unreimbursed business expenses incurred by Mr. Davis prior to his death; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Termination by the Company Upon Disability.  If Mr. Davis suffers a “Disability,” we may terminate his employment upon not less than 30 days prior written notice. The Employment Agreement defines a “Disability” as Mr. Davis’ inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. During any period that Mr. Davis fails to perform his duties as a result of a Disability, he will continue to receive his Base Salary until his employment is terminated less any amounts payable to Mr. Davis under our disability benefit plans.

If we elect to terminate Mr. Davis’ employment as a result of a Disability, he will be entitled to: (1) the amount of his accrued but unpaid Base Salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions; and (4) an amount equivalent to a prorated Bonus for the then current fiscal year as approved by the Compensation Committee and subject to the actual achievement of performance objectives applicable to that fiscal year.

Termination by the Company for Cause.  Under the Employment Agreement, we will have “Cause” to terminate Mr. Davis’ employment at any time if Mr. Davis:

•	is convicted or pleads no contest to any felony or other serious criminal offense;

•	breaches any material provision of the Employment Agreement (other than the provisions related to confidentiality, intellectual property, noncompetition and nonsolicitation, which are addressed below) or habitually neglects to perform his duties (other than for reasons related to Disability) and such breach or neglect is not corrected within 10 business days after his receipt of written notice of the breach or neglect sent by or on behalf of the Board;

•	breaches any provision of the Employment Agreement related to confidentiality, intellectual property, noncompetition and nonsolicitation, and such breach is not corrected within five business days after his receipt of written notice of the breach sent by or on behalf of the Board;

•	intentionally acts in material violation of any applicable law relating to discrimination or harassment;

•	engages in any inappropriate relationship with any of our employees, customers or suppliers, or misuses or abuses our property and/or resources;

•	violates our Code of Conduct or any of our other material policies applicable to senior executives; or

•	acts, without Board direction or approval, in an intentionally reckless manner (but not mere unsatisfactory performance) that is materially injurious to our financial condition.

If we elect to terminate Mr. Davis’ employment for Cause, he will be entitled to: (1) the amount of his accrued but unpaid Base Salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Termination by the Company Without Cause or by Mr. Davis for Good Reason.  We may terminate Mr. Davis’ employment for any reason upon 14 days prior written notice. Also, Mr. Davis may terminate his employment at any time for “Good Reason” if, without his consent, we: (1) materially reduce Mr. Davis’ base compensation (unless in connection with an across-the-board reduction for executive officers); (2) require Mr. Davis to relocate more than 50 miles from the greater Columbus, Ohio area; or (3) diminish Mr. Davis’ functional responsibilities in a substantial and negative manner; provided, that Mr. Davis will only be deemed to have resigned with Good Reason if he provides written notice of his intent to resign for Good Reason within 90 days of the first occurrence of the alleged Good Reason and we fail to remedy any such event within 30 business days after its receipt of such written notice.

If we terminate Mr. Davis’ employment for any reason other than death, Disability or Cause, or if Mr. Davis terminates his employment for Good Reason, Mr. Davis will be entitled to: (1) the amount of his accrued but unpaid Base Salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions; (4) any prior year earned, but unpaid Bonus; (5) continuation of his Base Salary for 24 months (payable in 24 equal monthly installments); (6) an amount equivalent to a prorated Bonus for the then current fiscal year as approved by the Compensation Committee and subject to the actual achievement of performance objectives applicable to that fiscal year; (7) payment by us of premiums under our group health and medical policies on behalf of Mr. Davis for up to 24 months for coverage substantially similar to that provided to Mr. Davis and his dependents on the date his employment is terminated; and (8) payment by us for all Company-sponsored life insurance programs in which Mr. Davis was participating or covered immediately before termination for 24 months following the termination of his employment.

Voluntary Termination by Mr. Davis.  Mr. Davis may resign from his employment with us upon not less than 60 days prior written notice. If Mr. Davis voluntarily terminates his employment, he will be entitled to: (1) the amount of his accrued but unpaid Base Salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Conditions to Certain Post-Termination Payments and Benefits.  Except as required by applicable law, our obligations under the Employment Agreement to make payments (other than Base Salary earned by Mr. Davis prior to the termination of his employment and payment for any earned but unused vacation) and to provide other benefits to Mr. Davis after the termination of his employment is expressly conditioned on Mr. Davis’ timely execution, without revocation, of a release of claims in a form satisfactory to us and his continued compliance with his ongoing obligations under the provisions of the Employment Agreement governing noncompetition, nonsolicitation, protection of confidential information, and assignment and protection of intellectual property.

Benefit Plans/Offset.  If Mr. Davis’ employment is terminated for any reason, then (1) his participation in all of our compensation and benefit plans will cease upon the effective termination date and all unvested bonuses, equity awards and other like items will immediately lapse, except as otherwise provided in the applicable plans or the Employment Agreement and (2) any amounts Mr. Davis owes to us will become immediately due and payable and we will have the right to offset such amounts against any amounts we owe to Mr. Davis.

Change in Control Agreement.  The Employment Agreement contemplates that we and Mr. Davis have entered into a Change in Control Agreement and that there will be no duplication of payments or benefits under the Change in Control Agreement and the Employment Agreement.

Arbitration of Certain Disputes.  Except for disputes related to the enforcement of the provisions of the Employment Agreement governing noncompetition, nonsolicitation, and protection of confidential information and intellectual property, we and Mr. Davis have agreed to arbitrate any dispute arising out of his employment or the Employment Agreement.

Compliance with 409A.  The Employment Agreement provides that certain payments to be made to, and benefits to be made available to, Mr. Davis may be delayed as necessary to comply with Section 409A of the Internal Revenue Code.

Potential Payouts upon Termination or Change-in-Control

The following table shows the approximate amounts payable to our named executives pursuant to our plans and individual agreements with the named executives in the event of their termination of employment under the circumstances described below. The figures in the table represent the incremental cost/value of the payments and do not include amounts that have already vested or been earned/paid. The table assumes that the terminations took place on April 24, 2009, the last day of fiscal 2009. The termination provisions of our change in control agreements and Mr. Davis’ employment agreement are described under the captions “Change in Control Arrangements” and “Employment Agreement — Steven Davis” above.

	Cash		Retirement	Health &	Tax
	Severance(1)	Equity(2)	Benefits(3)	Welfare(4)	Gross-Up(5)	Total
Steven A. Davis
Death	$0	$2,179,531	$382,477	$0	$0	$2,562,008
Disability	0	2,179,531	382,477	0	0	2,562,008
For Cause	0	0	0	0	0	0
Voluntary/Retirement	0	2,179,531	0	0	0	2,179,531
Without Cause	1,540,000	0	0	10,242	0	1,550,242
Change-in-Control	4,646,558	2,179,531	382,477	15,363	973,978	8,197,907

Donald J. Radkoski
Death	0	279,548	0	0	0	279,548
Disability	0	279,548	0	0	0	279,548
For Cause	0	0	0	0	0	0
Voluntary/Retirement	0	279,548	0	0	0	279,548
Without Cause	0	0	0	0	0	0
Change-in-Control	2,872,414	279,548	51,093	19,179	(311,308)	2,910,926

Michael J. Townsley
Death	0	266,080	166,751	0	0	432,831
Disability	0	266,080	166,751	0	0	432,831
For Cause	0	0	0	0	0	0
Voluntary/Retirement	0	266,080	0	0	0	266,080
Without Cause	0	0	0	0	0	0
Change-in-Control	1,232,927	266,080	166,751	15,363	256,364	1,937,485

Randall L. Hicks
Death	0	83,007	0	0	0	83,007
Disability	0	83,007	0	0	0	83,007
For Cause	0	0	0	0	0	0
Voluntary/Retirement	0	83,007	0	0	0	83,007
Without Cause	0	0	0	0	0	0
Change-in-Control	1,528,622	83,007	49,764	19,179	(229,160)	1,451,412

Timothy J. Pulido
Death	0	83,650	71,828	0	0	155,478
Disability	0	83,650	71,828	0	0	155,478
For Cause	0	0	0	0	0	0
Voluntary/Retirement	0	83,650	0	0	0	83,650
Without Cause	0	0	0	0	0	0
Change-in-Control	1,205,296	83,650	71,828	12,117	(198,555)	1,174,336

(1)	The cash severance payment payable to Mr. Davis upon a termination by us without cause represents the value of the continuation of his fiscal 2009 base salary of $770,000 for 24 months following termination of employment, as required by his employment agreement. Mr. Davis would also be entitled to receive an amount equivalent to a prorated cash bonus for the fiscal year during which we terminated his employment without cause as approved by the Compensation Committee and subject to the actual achievement of performance objectives applicable to that fiscal year. The cash severance values payable to the named executives upon termination following a change in control represent 2.99 times their average annual taxable compensation for the five fiscal years (three fiscal years for Mr. Davis and one fiscal year for Mr. Pulido) ending before the change in control and their average cash bonus for the three fiscal years (one fiscal year for Mr. Pulido) ending before the termination of employment, as required by the change in control agreements.

(2)	Equity values represent the value of all options and restricted stock that would vest upon the termination event specified. Equity values are based on a stock price of $24.97, which was the closing price of our stock on the last day of fiscal 2009.

(3)	The retirement benefit figures for Messrs. Davis, Townsley and Pulido represent the present value of accumulated retirement benefits under the SERP and the present value of accumulated company contributions under our executive deferral plan that would vest upon the termination event specified. Amounts are not shown as payable to Messrs. Radkoski and Hicks upon death, disability, voluntary/retirement or termination without cause because they are fully vested in our SERP and executive deferral plan. Accordingly, we would not incur any incremental cost for these retirement benefits in the event of their termination of employment under these circumstances. The aggregate account balances for Messrs. Radkoski and Hicks under the SERP and executive deferral plan as of April 24, 2009 are presented in the table above under the heading “Nonqualified Deferred Compensation.” The retirement benefit figures shown as payable to Messrs. Radkoski and Hicks upon a change in control represent past service benefit payable under the terms of the SERP.

(4)	The health and welfare benefit payable to Mr. Davis upon a termination by us without cause represents the cost of the premiums we would pay to continue health and life insurance programs for Mr. Davis and his family for a period of 24 months following termination of employment, as required by his employment agreement. The health and welfare benefits payable to the named executives upon termination following a change in control represent the cost of the premiums we would pay to continue health and life insurance programs for them and their families for a period of 36 months following termination of employment.

(5)	The tax gross-up figures shown represent the amounts we would be required to pay the named executives under the terms of the change in control agreements to reimburse them for the value of the excise tax imposed on their change in control payment pursuant to Section 280(b)(1) of the Internal Revenue Code. Negative amounts represent the amount by which the named executives’ change in control payments would be reduced so that the payments would not be subject to the excise tax.

TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a Related Person Transaction Policy that is administered by the Nominating and Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which we participate, the amount involved exceeds $100,000, and a “related person” has a direct or indirect material interest. According to SEC rules, a “related person” is a director, officer, nominee for director, or five percent stockholder of the company since the beginning of the last fiscal year and their immediate family members. Related person transactions do not include: (1) interests arising solely from ownership of our stock if all stockholders receive the same benefit; (2) compensation to our executive officers if approved by our Compensation Committee; and (3) compensation to our directors if the compensation is disclosed in our proxy statement.

Under the Policy, all related person transactions will be referred to the Nominating and Corporate Governance Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved.

The Nominating and Corporate Governance Committee can approve and ratify only those transactions that it finds to be in our best interests. In making this determination, the Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to us; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

During fiscal 2009, the Nominating and Corporate Governance Committee reviewed and approved the following related person transactions in accordance with the Policy:

•	Ms. Mallesch serves as Senior Vice President and Chief Financial Officer-PCIO of each of Nationwide Mutual Insurance Company (“NMIC”), Nationwide Mutual Fire Insurance Company, Nationwide Assurance Company and Nationwide Property and Casualty Insurance Company and Senior Vice President and Chief Financial Officer of Nationwide Insurance Company of Florida, all of which are property- casualty insurance companies. NMIC is the ultimate majority parent company of Nationwide Financial Services, Inc. (“NFS”), which is the holding company for Nationwide Life Insurance Company (“NLIC”) and other companies that comprise the domestic life insurance and retirement savings operations of the Nationwide group of companies (“Nationwide”). NFS and its subsidiaries sell their products through a diverse distribution network. We had during fiscal 2009, and continue to have, relationships and transactions with Mullin TBG Insurance Agency Services, LLC (“Mullin TBG”), a joint venture between TBG Insurance Services Corporation d/b/a TBG Financial (“TBG Financial”) and an unaffiliated third party. TBG Financial was a majority-owned subsidiary of NFS until October 10, 2008 when NFS sold its interests in Mullin TBG and TBG Financial to The Prudential Insurance Company of America. Ms. Mallesch does not serve as an executive officer or director or hold a similar position with NFS or any of its subsidiaries. Mullin TBG is the plan recordkeeper for our SERP and executive deferral plan. These two plans are informally funded by company-owned life insurance (“COLI”) policies using NLIC’s Private Placement Group Flexible Premium Variable Universal Life Insurance contracts (where policy values are held in a separate account of NLIC; the policy owner allocates premiums/policy values among various investment choices; and policy performance is based on market results). Also, during fiscal 2009, NMIC and two of the members of the Nationwide group held Senior Notes issued by our former subsidiary BEF Holding. Our wholly-owned subsidiary BEF Ohio assumed the obligations of BEF Holding under the Senior Notes in connection with the merger in fiscal 2009 of BEF Holding into BEF Ohio. These relationships are described in more detail in the “Corporate Governance” section under the heading “Director Independence.”

PROPOSAL 2: APPROVAL OF AMENDMENTS TO BYLAWS
TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

In 1986, our stockholders voted to amend our Bylaws to provide for the election of directors in three classes, with each class being elected for a three-year period. This is called a “classified board.” The Board and management are submitting to stockholders this proposal to change the method of electing directors so that each director stands for election annually for a one-year term. In 2007, we proposed that our stockholders amend our Bylaws to declassify the Board, but the proposal did not receive the required affirmative vote. If the stockholders approve this proposal, Article III, Section 3.01 and Section 3.02 of our Amended and Restated Bylaws will be revised as shown in Appendix A, with strikeouts reflecting language deleted from the current Bylaws, and underlines reflecting language added to the current Bylaws. If the proposal is approved, all directors standing for election, beginning with this annual meeting of stockholders, will be elected to one-year terms. The proposal will have no effect on the terms of our directors elected in prior years (i.e., our current Class I and Class III directors), whose terms will continue throughout the designated three-year period for which they were elected.

Many people believe that electing all directors each year increases the accountability of the directors to the stockholders and promotes good corporate governance. However, classified boards make it more likely that any attempt to acquire control of a company will take place through orderly negotiations with the board of directors. This is because classified boards make it more difficult for stockholders to change the majority of the directors since only one-third of the directors will stand for election in any given year. As a result, if this proposal is approved, the possibility of a less orderly and negotiated change of control of the company will increase and any anti-takeover protection afforded by a classified board will be eliminated.

Our Bylaws require the affirmative vote representing at least 80% of the outstanding shares of our common stock in order to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO OUR BYLAWS TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.

PROPOSAL 3: APPROVAL OF AMENDMENT TO BYLAWS TO REDUCE STOCKHOLDER APPROVAL THRESHOLD REQUIRED TO AMEND SECTION 3.01 OF OUR BYLAWS

As discussed above in Proposal 2, we proposed in 2007 that our stockholders amend our Bylaws to declassify the Board, but the proposal did not receive the required affirmative vote. The proposal would have been adopted if the approval threshold was a majority of the voting power instead of at least 80% of the outstanding shares of our common stock.

If the stockholders approve this proposal, Article VIII, Section 8.01 of our Bylaws will be revised as shown in Appendix B, with strikeouts reflecting language deleted from the current Bylaws. If the stockholders approve this proposal, the 80 percent supermajority requirement will be eliminated as it relates to classification of directors and the classification of directors provision set forth in Section 3.01 of our Bylaws may be amended by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power.

Our Bylaws require the affirmative vote representing at least 80% of the outstanding shares of our common stock in order to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT TO BYLAWS TO REDUCE STOCKHOLDER APPROVAL THRESHOLD REQUIRED TO AMEND SECTION 3.01 OF OUR BYLAWS.

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been our independent auditor since 1980, and the Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010. Before selecting Ernst & Young LLP, the Audit Committee carefully considered, among other things, that firm’s qualifications as our independent registered public accounting firm and the audit scope. Although not required under Delaware law or our governing documents, as a matter of good corporate governance, the Audit Committee has determined to submit its selection to our stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by our stockholders at the annual meeting, the Audit Committee will review its selection of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2010.

Preapproval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to preapprove the audit services and permitted nonaudit services performed by the independent registered public accounting firm in order to ensure that they do not impair our auditors’ independence from us. SEC rules specify the types of nonaudit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee has adopted a policy which requires the Audit Committee preapprove all audit services and permitted nonaudit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The policy contains a list of specific audit services, audit-related services and tax services that have been approved by the Audit Committee up to certain cost levels. This list is reviewed and approved by the Audit Committee at least annually. The preapproval of the services set forth in the list is merely an authorization for management to potentially use the independent registered public accounting firm for such services. The Audit Committee, with input from management, has the responsibility to set the terms of the engagement and negotiate the fees. The Audit Committee must specifically preapprove any proposed services that are not included in the list or that will exceed the cost levels set forth on the list. The Audit Committee may delegate preapproval authority to its Chair or another member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. In no event does the Audit Committee delegate to management its responsibility to preapprove services to be performed by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific preapproval by the Audit Committee must be submitted to our Controller and must include a detailed description of the services to be rendered. Our Controller will determine whether such services fall within the list of services that have been preapproved by the Audit Committee. If there is any question as to whether the proposed services have been preapproved, our Controller will contact the Audit Committee’s designee to obtain clarification and, if necessary, specific preapproval of the proposed services. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that require specific preapproval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Controller and must include a joint statement as to whether, in their views, the request or application is consistent with the SEC’s rules on auditor independence.

Fees of the Independent Registered Public Accounting Firm

The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2009 and 2008. The Audit Committee preapproved all of the services described below.

	2009	2008

Audit Fees	$502,961	$519,100
Audit-Related Fees	13,500	18,000
Tax Fees	25,850	27,700
All Other Fees	0	0

Total	$542,311	$564,800

Audit Fees:  This category includes the audit of our annual financial statements, the audit of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees:  This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and accounting consultations.

Tax Fees:  This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice. In fiscal 2009 and 2008, no fees were paid to Ernst & Young LLP for tax planning services; all fees paid were for tax services related to tax return preparation, tax return review and technical tax advice.

All Other Fees:  None.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee Bob Evans’ accounting and financial reporting process, audits of Bob Evans’ consolidated financial statements and Bob Evans’ internal audit function. The Audit Committee is also responsible for appointing, compensating and overseeing Bob Evans’ independent registered public accounting firm.

The Audit Committee is comprised of four independent directors, as defined by applicable NASDAQ and SEC rules, and operates under a written charter adopted by the Board. The charter is reviewed at least annually by the Audit Committee. The Audit Committee appoints Bob Evans’ independent registered public accounting firm. Ernst & Young LLP served as Bob Evans’ independent registered public accounting firm for fiscal 2009.

Management is responsible for the preparation, presentation and integrity of Bob Evans’ financial statements and for Bob Evans’ accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting. Management is also responsible for preparing its report on the establishment, maintenance and assessment of the effectiveness of Bob Evans’ internal control over financial reporting. Bob Evans’ internal audit function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Bob Evans’ system of internal control over financial reporting. Deloitte and Touche LLP was approved by the Audit Committee to assist Bob Evans with its internal audit function during fiscal 2009. Ernst & Young LLP is responsible for performing an independent audit of Bob Evans’ consolidated financial statements in accordance with the standards of the Public Company

Accounting Oversight Board (United States) and issuing a report on the effectiveness of Bob Evans’ internal control over financial reporting.

The members of the Audit Committee are not professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee met with management, Bob Evans’ internal auditors and Ernst & Young LLP periodically throughout the fiscal year. The Audit Committee has reviewed and discussed the fiscal 2009 audited consolidated financial statements with management. The Audit Committee met with Ernst & Young LLP and the internal auditors, with and without management present, to discuss the results of their respective audits, their evaluations of Bob Evans’ system of internal control over financial reporting and the overall quality of Bob Evans’ financial reporting. In addition, the Audit Committee reviewed and discussed with Ernst & Young LLP all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T.

The Audit Committee has reviewed and discussed with management its assessment and reported on the effectiveness of Bob Evans’ internal control over financial reporting as of April 24, 2009. The Audit Committee also reviewed and discussed with Ernst & Young LLP its review and report on Bob Evans’ internal control over financial reporting.

The Audit Committee has received from Ernst & Young LLP the written disclosures and a letter describing all relationships between Ernst & Young LLP and Bob Evans and its subsidiaries that might bear on Ernst & Young LLP’s independence consistent with the Public Company Accounting Oversight Board’s Rule 3526. The Audit Committee has discussed with Ernst & Young LLP any relationships with or services to Bob Evans or its subsidiaries that may impact the objectivity and independence of Ernst & Young LLP and the Audit Committee has satisfied itself as to the independence of Ernst & Young LLP.

Management and Ernst & Young LLP have represented to the Audit Committee that Bob Evans’ audited consolidated financial statements as of and for the fiscal year ended April 24, 2009, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Ernst & Young LLP.

Based on the Audit Committee’s discussions with management and Ernst & Young LLP and its review of the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board (and the Board approved) that Bob Evans’ audited consolidated financial statements and management’s report on the establishment, maintenance and assessment of the effectiveness of Bob Evans’ internal control over financial reporting be included in Bob Evans’ Annual Report on Form 10-K for the fiscal year ended April 24, 2009, filed with the SEC.

Submitted by: Audit Committee Members
Michael J. Gasser (Chair), E.W. (Bill)
Ingram III, G. Robert Lucas II and Eileen A. Mallesch

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2010 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, in care of our Vice President, General Counsel and Corporate Secretary. We must receive all submissions no later than April 6, 2010. We strongly encourage any stockholder interested in submitting a proposal to contact our Vice President, General Counsel and Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Nominating and Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2010 annual meeting for inclusion in our proxy statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Nominating and Corporate Governance Committee), the stockholder may submit the proposal or nomination to our Vice President, General Counsel and Corporate Secretary between May 17, 2010 and June 16, 2010. However, if the date of the 2010 annual meeting is changed by more than 30 days from the anniversary of the 2009 annual meeting, our Vice President, General Counsel and Corporate Secretary must receive the notice no later than the close of business on the later of (1) the 90th day before the annual meeting or (2) the 10th day after the day on which we publicly disclose the date of the 2010 annual meeting.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Section 2.07 of Article II of our Bylaws. Under these procedures, the stockholder must be a stockholder of record at the time we give notice of the meeting and be entitled to vote at the meeting. The stockholder also must provide a notice including the information specified in our Bylaws concerning the proposal or the nominee and information regarding the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. Our Bylaws are posted on our Web site at www.bobevans.com in the “Investors” section under “Corporate Governance.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Vice President, General Counsel and Corporate Secretary.

REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

Our Annual Report to Stockholders for the fiscal year ended April 24, 2009, which contains financial statements for such fiscal year and the signed report of Ernst & Young LLP, independent registered public accounting firm, with respect to such financial statements, will be presented at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material, and our management does not intend to ask, suggest or solicit any action from the stockholders with respect to the Annual Report.

OTHER MATTERS

As of the date of this proxy statement, the only business management intends to present at the annual meeting consists of the matters set forth in this proxy statement. If any other matters properly come before the annual meeting, then individuals appointed by the Board will vote on those matters in their discretion in accordance with their best judgment. All valid proxies received will be voted unless they are properly revoked.

You are requested to vote by visiting the www.proxyvote.com Web site as indicated on the proxy card, calling (800) 690-6903, or by signing, completing and dating a proxy card and mailing it promptly in the envelope provided. Your vote is very important.

By Order of the Board of Directors,

Steven A. Davis
Chairman and Chief Executive Officer

APPENDIX A

PROPOSAL TO AMEND BYLAWS TO
PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

Section 3.01.  Number of Directors.  The number of directors of the corporation shall be not less than nine (9) nor more than fifteen (15). Initially there shall be nine (9) directors and thereafter the number of directors shall be as provided from time to time in the by-laws, provided that no amendment to the by-laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken by the directors (whether through amendment of the by-laws or otherwise) to increase the number of directors as provided in the by-laws from time to time unless at least eighty percent (80%) of the directors then in office shall concur in said action. Directors need not be stockholders. ~~Commencing with the election of directors at the 1986 annual meeting of stockholders, the board of directors shall be divided into three classes, designated class I, class II and class III, as nearly equal in number as possible, and the term of office of directors in one class shall expire at each annual meeting of stockholders, and in all cases as to each director until a successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of class I shall expire at the annual meeting of stockholders in 1987, that of class II shall expire at the annual meeting of stockholders in 1988, and that of class III shall expire at the annual meeting of stockholders in 1989, and in all cases as to each director until a successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.~~ Without limiting the term of any director previously elected, directors elected to the board of directors at or after the annual meeting of stockholders to be held in 2009 shall hold office until the first annual meeting of stockholders following their election and until his or her successor shall have been duly elected and qualified or until the director’s earlier death, resignation or removal.

Section 3.02.  Vacancies.  Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next election of ~~the class for which such~~ directors ~~shall have been chosen~~  and until their successors are duly elected and shall qualify, ~~unless sooner displaced~~ or until such director’s earlier resignation, removal or death. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

A-1

APPENDIX B

PROPOSAL TO AMEND BYLAWS TO REDUCE STOCKHOLDER APPROVAL THRESHOLD REQUIRED TO AMEND SECTION 3.01 OF OUR BYLAWS

Section 8.01.  Amendments.  These by-laws may be amended or repealed by the board of directors pursuant to the certificate of incorporation or by affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal: provided, however, that the provisions set forth in this Article VIII, in Article II, Sections 2.05 and 2.08 and in Article III, Section~~s 3.01 and~~ 3.13, herein may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of eighty percent (80%) of the stock issued and outstanding and entitled to vote thereon.

B-1

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 14, 2009
Bob Evans Farms, Inc. Technical and Training Center
3700 S. High Street
Columbus, Ohio 43207
Meeting begins at 10:00 a.m. — Doors open at 9:00 a.m.

Stockholders of record as of July 16, 2009, are welcome to attend the 2009 Annual Meeting of Stockholders of Bob Evans Farms, Inc. Please note the following admission requirements:

•	If you are the stockholder of record, you must bring (1) valid government-issued picture identification and (2) an admission ticket (which is attached to the enclosed proxy card) or a copy of the Notice of Internet Availability of Proxy Materials that you received in the mail in order to enter the meeting.

•	If your shares are held in the name of your broker, bank or other stockholder of record, you must bring (1) valid government-issued picture identification and (2) an account statement or a letter from the stockholder of record indicating that you were the beneficial owner of the shares on July 16, 2009, in order to enter the meeting.

•	If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you must bring (1) valid government-issued picture identification and (2) acceptable evidence of your authority to represent the legal entity at the meeting. Only one representative may attend.

•	If you arrive at the annual meeting without the required items described above, you will be unable to attend the meeting unless we can otherwise verify your ownership of our common stock as of July 16, 2009.

•	You may not bring cameras or recording equipment or similar devices into the annual meeting. Cell phones must be turned off.

The annual meeting will be available live or over the Internet via Web cast at www.bobevans.com/ir. A replay will also be available on our Web site following the meeting. For more information, please contact our Investor Relations Department at (614) 492-4959.

3776 SOUTH HIGH STREET COLUMBUS, OH 43207 THREE WAYS TO VOTE VOTE BY INTERNET -www.proxyvote.com 1) Read the proxy statement and have the proxy card below at hand. 2) Go to Web site www.proxyvote.com. 3) Follow the instructions provided on the Web site. 4) Proxies must be received by 11:59 p.m. Eastern Time on September 13, 2009. VOTE BY PHONE — 1-800-690-6903 1) Read the proxy statement and have the proxy card below at hand. 2) Call 1-800-690-6903. 3) Follow the instructions. 4) Proxies must be received by 11:59 p.m. Eastern Time on September 13, 2009. VOTE BY MAIL 1) Read the proxy statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided or return it to Bob Evans Farms, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717. 5) Proxies must be received by 11:59 p.m. Eastern Time on September 13, 2009 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M16334-P83099 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual BOB EVANS FARMS, INC. For Withhold For All nominee(s), mark “For All Except” and write the Your board recommends you vote number(s) of the nominee(s) on the line below. “FOR” each of the nominees for director and “FOR” Proposal 2, 3 and 4. 000 Vote on Directors All All Except 1. Election of three Class II directors. Nominees: 01) Larry C. Corbin 02) Steven A. Davis 03) Paul S. Williams Vote on Proposals For Against Abstain 2. Management proposal to amend our Amended and Restated Bylaws to provide that all directors will be elected annually. 000 3. Management proposal to reduce the stockholder approval threshhold required to amend Section 3.01 of our Amended and 000 Restated Bylaws from 80 percent of our outstanding common shares to a simple majority. 4. Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the 000 2010 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this meeting. 00 Yes No NOTE: Please sign as name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should both sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET 2009 Annual Meeting of Stockholders Monday, September 14, 2009 10:00 A.M. Bob Evans Farms, Inc. Technical and Training Center 3700 S. High Street Columbus, Ohio 43207 This is your admission ticket to the meeting. This ticket admits only the stockholder(s) listed on the reverse side of this card and is not transferable. You will be asked to present valid government-issued picture identification, such as a driver’s license. You may not bring cameras or recording equipment or similar devices into the meeting. Cell phones must be turned off. The Bob Evans Farms, Inc. Technical and Training Center is located approximately 1/2 mile north of Obetz Road across S. High Street from the Great Southern Shopping Center. Directions to the Bob Evans Farms, Inc. Technical and Training Center can be obtained by calling (614) 492-4959. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. M16335-P83099 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 14, 2009 The undersigned hereby appoints Steven A. Davis and Donald J. Radkoski, or either of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), to be held at the Bob Evans Farms, Inc. Technical and Training Center located at 3700 S. High Street, Columbus, Ohio 43207, on Monday, September 14, 2009, at 10:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. If shares of common stock of the Company are allocated to the account of the stockholder identified on this card under the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan (the “401(k) Plan”), then such stockholder hereby directs Mellon Bank, N.A., the trustee of the 401(k) Plan (the “Trustee”), to vote (1) all of the shares of common stock of the Company allocated to such stockholder’s account under the 401(k) Plan in accordance with the instructions given herein at the annual meeting, and any adjournments or postponements thereof, on the matters set forth on the reverse side. Instructions to the Trustee are strictly confidential. If no instructions are given, the shares allocated to such stockholder’s account in the 401(k) Plan will not be voted. You are encouraged to specify your vote on the matters to be voted upon at the annual meeting by marking the appropriate boxes on the reverse side. This proxy, when properly executed, will be voted as you indicate. If no instructions are given, this proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the discretion of the proxies upon such other matters as may properly come before the annual meeting. The full text of the proposals and the position of the Board of Directors on each proposal appear in the proxy statement and should be reviewed prior to voting. The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials, the proxy statement and the Company’s annual report to stockholders. The undersigned hereby revokes all proxies previously given to vote at the annual meeting or any adjournments or postponements thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments:

*** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials BOB EVANS FARMS, INC. 3776 SOUTH HIGH STREET COLUMBUS, OH 43207 Meeting Information Meeting Type: Annual For holders as of: 07/16/09 Date: 09/14/09 Time: 10:00 A.M, EDT Location: Bob Evans Farms, Inc. Technical & Training Center 3700 S. High Street Columbus, OH 43207 For meeting directions please call: (614)492-4959 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. M16336-P83099 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials M16337-P83099 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make your request for a copy as instructed above on or before 08/31/09. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items Your board recommends you vote “FOR” each of the nominees for director and “FOR” Proposal 2, 3 and 4. 1. Election of three Class II directors. Nominees: 01) Larry C. Corbin 02) Steven A. Davis 03) Paul S. Williams 2. Management proposal to amend our Amended and Restated Bylaws to provide that all directors will be elected annually. 3. Management proposal to reduce the stockholder approval threshhold required to amend Section 3.01 of our Amended and Restated Bylaws from 80 percent of our outstanding common stock to a simple majority. 4. Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2010 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. M16338-P83099

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